                                                                  EXHIBIT 10.138

[EXEMPT FROM ALL EXCISE TAXES AS A WHOLESALE WAREHOUSE MORTGAGE AGREEMENT UNDER
SECTION 201.21, F.S. COLLATERAL OBLIGATIONS GREATER THAN PRIMARY OBLIGATIONS.]



===============================================================================


                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF JUNE 30, 1999

                              BLUEGREEN CORPORATION

                       BLUEGREEN VACATIONS UNLIMITED, INC.

                                  AS BORROWERS,

                                       AND

                             HELLER FINANCIAL, INC.

                                    AS LENDER


===============================================================================

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----

SECTION 1.        THE LOAN...................................................................1
         1.1      Loan Availability..........................................................1
         1.2      Term.......................................................................2
         1.3      Interest Rate..............................................................2
         1.4      Funding Advances...........................................................2
         1.5      Note.......................................................................2
         1.6      Payments...................................................................2
         1.7      Prepayments................................................................3
         1.8      Fees.......................................................................3
         1.9      Increased Costs............................................................3
         1.10     [Omitted]..................................................................5
         1.11     Interest Loans.............................................................5
SECTION 2.        COLLATERAL.................................................................6
         2.1      Grant of Security Interest.................................................6
         2.2      Exchange Mechanics.........................................................7
         2.3      Security Agreement.........................................................7
SECTION 3.        CONDITIONS PRECEDENT TO ADVANCES...........................................7
         3.1      Closing Deliveries.........................................................8
         3.2      Deliveries Prior to Each Advance...........................................8
         3.3      Security Interests.........................................................8
         3.4      Representations and Warranties.............................................8
         3.5      No Default.................................................................9
         3.6      Performance of Agreements..................................................9
         3.7      Governmental Approvals.....................................................9
         3.8      Intercreditor Agreements...................................................9
SECTION 4.        GENERAL REPRESENTATIONS AND WARRANTIES.....................................9
         4.1      Existence..................................................................9
         4.2      Authorization and Enforceability..........................................10
         4.3      Financial Statements and Business Condition...............................10
         4.4      Taxes.....................................................................10
         4.5      Litigation and Proceedings................................................10
         4.6      Licenses and Permits......................................................11
         4.7      Full Disclosure...........................................................11
         4.8      Employee Benefit Plans....................................................11
         4.9      Representations as to the Resorts and Additional Resorts..................11
         4.10     Timeshare Interval Exchange Network.......................................12
         4.11     Collateral................................................................12
         4.12     Investment Company Act, Etc...............................................13
         4.13     Trade Names...............................................................13

         4.14     Margin Regulations........................................................13
         4.15     [Omitted].................................................................13
SECTION 5.        AFFIRMATIVE COVENANTS.....................................................13
         5.1      Payment of Indebtedness...................................................13
         5.2      Maintenance of Insurance..................................................13
         5.3      Inspections and Audits....................................................14
         5.4      Reporting Requirements....................................................14
         5.5      Records...................................................................16
         5.6      Management; Contracts.....................................................16
         5.7      Net Worth.................................................................16
         5.8      Fixed Rate Coverage Ratio.................................................16
         5.9      Leverage Ratio Test.......................................................17
         5.10     Maintenance...............................................................17
         5.11     Release and Bonding of Liens..............................................17
         5.12     Claims....................................................................17
         5.13     Use of Lender Name........................................................17
         5.14     Other Documents...........................................................17
         5.15     Additional Indebtedness for Borrowed Money;
                       Additional Obligations Affiliated with Subordinated Obligations......17
         5.16     Loan Servicing............................................................18
         5.17     Custodian.................................................................18
         5.18     Compliance with Laws......................................................18
         5.19     Compliance Documents......................................................18
         5.20     Real Estate Taxes.........................................................18
         5.21     Omitted...................................................................18
         5.22     Omitted...................................................................18
         5.23     Borrowers' Financial Maintenance Requirement..............................18
         5.24     Year 2000.................................................................19
         5.25     Authorized Signatory......................................................19
         5.26     Allonge/Assignment Requirements...........................................19
         5.27     Environmental.............................................................19
SECTION 6.        NEGATIVE COVENANTS........................................................19
         6.1      Consolidation and Merger..................................................19
         6.2      Restrictions on Transfers.................................................20
         6.3      Collateral................................................................20
SECTION 7.        EVENTS OF DEFAULT.........................................................20
         7.1      Payments..................................................................20
         7.2      Failure to Permit Inspections.............................................20
         7.3      Covenant Defaults.........................................................20
         7.4      Warranties or Representations.............................................21
         7.5      Bankruptcy................................................................21
         7.6      Attachment, Judgment, Tax Liens...........................................21
         7.7      Omitted...................................................................21
         7.8      Default by Borrowers in Other Agreements..................................21

         7.9      Omitted...................................................................21
         7.10     Tax Liens; ERISA Liens....................................................21
         7.11     Loan Exceeds Maximum Exposure For Five Days...............................21
         7.12     Validity of Transaction Documents.........................................21
         7.13     Default under the Project Loan............................................22
SECTION 8.        REMEDIES..................................................................22
         8.1      Remedies Upon Default.....................................................22
         8.2      Application of Collateral; Termination of Agreements......................23
         8.3      Waivers...................................................................23
         8.4      Set Off of Payments.......................................................23
         8.5      Cumulative Rights.........................................................24
SECTION 9.        CERTAIN RIGHTS AND OBLIGATIONS OF LENDER..................................24
         9.1      Protection of Collateral..................................................24
         9.2      Performance by Lender.....................................................24
         9.3      Fees and Expenses.........................................................24
         9.4      Release of Security Interest..............................................24
         9.5      Notice to Obligor.........................................................24
         9.6      Collection of Receivables.................................................24
         9.7      Power of Attorney.........................................................25
         9.8      Indemnification of Lender.................................................25
         9.9      Lender's Right to Provide Financing.......................................26
SECTION 10.       PARTICIPATION AND ASSIGNMENTS.............................................26
        10.1      Participations in Loan and Assignments in Loan............................27
SECTION 11.       MISCELLANEOUS.............................................................28
SECTION 11.       MISCELLANEOUS.............................................................28
         11.1     Notice....................................................................28
         11.2     Survival..................................................................28
         11.3     Governing Law.............................................................29
         11.4     Invalid Provisions........................................................29
         11.5     Counterparts; Effectiveness...............................................29
         11.6     Lender Not Fiduciary......................................................29
         11.7     Entire Agreement..........................................................29
         11.8     Consent to Advertising and Publicity......................................29
         11.9     [Omitted].................................................................30
         11.10    Headings..................................................................30
         11.11    Broker's Fees.............................................................30
         11.12    Venue.....................................................................30
         11.13    Jury Trial Waiver.........................................................30

                                LIST OF EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Assignment of Pledged Receivables and Pledged
                  Receivables Collateral
Exhibit C         Form of Reassignment of Pledged Receivables
Exhibit D         Form of Request for Advances
Exhibit E         Form of Allonge
Exhibit F         Servicing Agreement
Exhibit G         Reserved
Exhibit H         List of Permitted Liens
                  (including therein the Condominium Declarations)
Exhibit I         List of Resorts Encumbered by Resort Blanket Mortgages
Exhibit J         List of Project Loan Documents
Exhibit K         Structuring Fee Letter
Exhibit L         Time Share Documents
Exhibit M         Legal Description of Resorts
Exhibit N         Commitment Letter dated March 30, 1998
Exhibit O         Borrower Closing Checklist
Exhibit P         Resort Closing Checklist
Exhibit Q         Additional Resort Closing Checklist
Exhibit R         Club Closing Checklist

                                LIST OF SCHEDULES

Schedule 2.1 Definition of "Material Project Loan Default" to be utilized in the Project Loan Agreement
Schedule 3.2      List of Deliveries for all Advances
Schedule 4.5      List of Litigation Matters
Schedule 4.13(a)  Trade Names Other than Name of Borrower
Schedule 4.13(b)  Mergers and Corporate Reorganizations
Schedule 5.2      Insurance
Schedule 5.15     Additional Indebtedness for Borrowed Money; Additional
                  Obligations

                                                             HSF Loan No. 98-087

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


         This Amended and Restated Loan and Security Agreement (this "Agreement") dated as of June 30, 1999 is made by and between Bluegreen Corporation, a Massachusetts corporation whose address is 4960 Blue Lake Drive, Boca Raton, Florida 33431, ("Bluegreen Corporation") and Bluegreen Vacations Unlimited, Inc., a Florida corporation whose address is 4960 Blue Lake Drive, Boca Raton, Florida 33431 ("Bluegreen Vacations" and together with Bluegreen Corporation and the Additional Borrowers (as hereinafter defined) collectively referred to herein as the "Borrowers" and sometimes referred to herein individually as a "Borrower"), and Heller Financial, Inc., a Delaware corporation ("Lender"), whose address is 500 West Monroe Street, 31st Floor, Chicago, Illinois 60661.

                                    RECITALS

         A. Borrowers and Lender are parties to that certain Loan and Security Agreement dated as of October 20, 1998 (as now or heretofore amended, restated, supplemented or otherwise modified, the "Prior Loan Agreement").

         B. Borrowers and Lender desire to amend and restate the Prior Loan Agreement for the purpose of reconstituting the Indebtedness outstanding thereunder, subject to the terms and conditions set forth herein.

         C. Bluegreen Vacations was the successor by merger with Bluegreen Resorts, Inc., a Delaware corporation ("Resorts"), and, as such, has become a "Borrower" hereunder and succeeds to all of the rights and obligations of Resorts.

         D. Borrowers' obligations under the Loan Documents will continue to be secured inter alia by a security interest in the Pledged Receivables (as hereinafter defined).

         E. All capitalized terms used herein shall have the meanings ascribed thereto in the Appendix attached hereto and made a part hereof by this reference.

         NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, Borrowers and Lender agree as follows:

                               SECTION 1. THE LOAN

         1.1 Loan Availability. During the period commencing on the date hereof and ending on June 26, 2000, Lender shall make Advances to the Borrowers not in excess of Availability provided that the Borrowers satisfy all conditions, as applicable, set forth in Section 3 hereof. Advances shall be (a) in minimum amounts of $100,000 each or such lesser amount equal to

Availability hereunder, and (b) made no more frequently than four (4) times each month nor more than one (1) time each week; provided, however, that, subject to Availability, any request for an Advance of less than $100,000 or for any Advance in excess of the number of Advances permitted in any week or month shall be honored by Lender if accompanied by payment to Lender of a fee (the "Service Charge") of $3,000 for each such Advance. Except in connection with a prepayment mandated under Section 1.7(b)(i) below, any amounts repaid during the Term may be reborrowed during the Term.

         1.2 Term. The Loan shall be for a term of two (2) years from June 26, 1998 to the end of the Fiscal Month of Bluegreen Corporation in which the date hereof occurs (the "Term").

         1.3 Interest Rate. The outstanding principal balance of the Loan together with all other Indebtedness shall bear interest at the Interest Rate; provided, however, that after the occurrence and during the continuance of an Event of Default the Loan will bear interest at the Default Rate which interest shall be payable on a Payment Date.

         1.4 Funding Advances. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof with respect to Advances hereunder and the limitations set forth in Section 1.1, the Lender shall make the proceeds of an Advance available to the Borrowers by wiring funds to such account or such other destination or directive as Bluegreen Corporation on its own behalf or on behalf of the Borrowers as it may direct in writing.

         1.5 Note. The Loan shall be evidenced by a promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Note") substantially in the form set forth in Exhibit A, with appropriate insertions, payable to the order of the Lender. The Borrowers hereby irrevocably authorize the Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on any continuation of such grid, or at the Lender's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and interest period applicable to the Advance evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any obligations of the Borrowers.

         1.6      Payments.

                  (a) Weekly Payments. All funds collected by the Lockbox Bank from the Pledged Receivables shall be paid to Lender at least weekly pursuant to the Lockbox Agreement, and applied in the following order: first to the payment of accrued and unpaid interest on the Indebtedness and then to the reduction of the principal balance of the Loan; provided, however, that after the occurrence and during the continuance of an Event of Default hereunder, such amounts shall be applied in the following order: first to the payment of costs and expenses incurred by Lender in collecting any amounts due in connection with the Loan; second, to the payment of accrued but unpaid interest on the Loan; and thereafter to the reduction of the principal balance of the Loan. If the funds received by Lender from the Lockbox Bank with respect to any month are insufficient to pay interest in full, Borrowers shall pay the difference to Lender within five (5) Business Days of written notice from Lender. Payments received by Borrowers directly from any Obligor shall be delivered to the Lockbox Bank within two (2) Business Days. Notwithstanding anything in this Section 1.6 to the contrary, in the event of the occurrence and during the continuance of an Event of Default, Lender shall have sole discretion as to the order in which said payments shall be applied.

                  (b) Final Payment. The Indebtedness shall be payable in full on the Maturity Date.

         1.7      Prepayments.

                  (a) Voluntary Prepayments. Borrowers may not make any voluntary prepayments except (i) in accordance with Section 1.6(a), (ii) as may result from the sale of Pledged Receivables financed under this Agreement into the Purchase Facility, (iii) in the event the Purchase Limit is reached under the Purchase Facility and Lender, in its capacity as Purchaser thereunder, has refused to increase the Purchase Limit in accordance with Section 2.12(b) of the Purchase Facility or (iv) in the event Lender has reviewed and rejected Receivables associated with the Club. In connection with any sale to the Purchase Facility of Pledged Receivables, Lender shall release its lien and security interest in and to such Pledged Receivable and the related Pledged Receivables Collateral if but only if the Repayment Price in respect to such Pledged Receivable is paid to Lender. All Repayment Prices shall be applied as prepayments of the Loan. From time to time Lender shall also cause to be released from the lien of a Resort Blanket Mortgage those Intervals with respect to which the related Pledged Receivable has been fully paid and fully performed. Additionally, in the event a Pledged Receivable is no longer an Eligible Completed Unit Receivable or an Eligible Uncompleted Unit Receivable and the Borrowers take the action described in Section 1.7(b), the Lender will release its lien on the Pledged Receivable. All out of pocket costs and expenses in connection with any partial releases shall be for the expense of the Borrowers.

                  (b) Mandatory Prepayments. If at any time the outstanding principal balance of the Loan exceeds the Maximum Exposure, Borrowers shall, within five (5) Business Days after notice, prepay the Loan in an amount necessary to reduce the principal balance of the Loan to the Maximum Exposure; provided, however, that Borrowers, at their option within five (5) Business Days after notice, may deliver to Lender one (1) or more Pledged Receivables such that, after delivery of such Pledged Receivable(s), the outstanding principal balance of the Loan does not exceed the Maximum Exposure.

         1.8 Fees. The Borrowers shall pay to Lender the structuring fees as described in the Structuring Fee Letter attached hereto as Exhibit K.

         1.9 Increased Costs. (a) If (i) any change in Regulation D of the Board, or (ii) any Regulatory Change, in each case occurring after the date hereof:

         (A) shall subject the Affected Party to any additional tax, duty or other charge with respect to Advances made hereunder or a participation purchased hereunder, or shall change the basis of taxation of payments to such party of the interest on Advances funded by it or any participation purchased hereunder in any material respect, or any other amounts due under this Agreement in respect of any Advances made or funded by it or participations purchased by it (except for changes in the rate of tax on the overall net income of such party imposed by the jurisdiction of such party's principal executive office); or

         (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), but excluding any reserve included in the determination of interest rates, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

         (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

         (D) shall impose on any Affected Party any other condition affecting any Advance or participation made or funded by any Affected Party; and the result of any of the foregoing is or would be to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) (a) an Affected Party funding or making or maintaining any Advances or purchasing participations, or (b) the Lender for continuing its relationship with the Borrowers, to reduce the amount of any sum received or contracted by an Affected Party under this Agreement, the Note, or any other Loan Document with respect thereto, or in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party would otherwise have achieved, then within five Business Days after demand by the Lender on behalf of such Affected Party to Borrowers (which demand shall be accompanied by a written statement of such Affected Party, subject to the second sentence of subsection (e) below), Borrowers shall pay the Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof; and

         (E) Each Affected Party will promptly notify the Lender (which shall promptly notify the Borrowers) within 90 days after such Affected Party has actual knowledge of any event occurring after the date hereof that will entitle such Affected Party to such additional amounts as compensation pursuant to this
                  Section 1.9. Such additional amounts shall accrue from the date of such event (or if such notice is not given within 90 days after such Affected Party's knowledge of such event, from the date which is 90 days prior to the date such notice is given by such Affected Party).

         (F) If any Lender requests compensation under this Section 1.9 which materially increases the Borrowers' cost of funds with respect to the Loan or if any Lender defaults in its obligation to fund loans hereunder, then the Borrowers may upon five (5) Business Days notice to such Lender, require such Lender to assign and delegate, without payment by Borrowers of any prepayment fee or premium, all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if another Lender accepts such assignment); provided that (i) such transferring Lender shall have received payment of an amount equal to the outstanding principal amount of its loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest) or Borrowers (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 1.9, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation ceases to apply.

         1.10     [Omitted]

         1.11 Interest Loans. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and the Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that the Lender may have received hereunder shall be, at the Lender's option, (a) applied as a credit against the outstanding principal balance of the Indebtedness or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) the Borrowers shall not have any action against the Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Indebtedness is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Indebtedness shall remain at the Maximum Rate until the Lender shall have received the amount of interest which such Lender would have received during such period on the Indebtedness had the rate of interest not been limited to the Maximum Rate during such period.

                              SECTION 2. COLLATERAL

         2.1 Grant of Security Interest. To secure the payment and performance of the Indebtedness and, subject to the last sentence of this
Section 2.1, Project Indebtedness, Borrowers do hereby, subject to the terms of this Agreement unconditionally and irrevocably assign, pledge and grant to Lender a first priority continuing security interest and lien in and to the right, title and interest of Borrowers in the following property of Borrowers with respect to the Resorts and Additional Resorts, whether now owned or existing or hereafter acquired regardless of where located (collectively, the "Collateral"):

                  (a)      All Pledged Receivables;

                  (b)      All Pledged Receivables Collateral;

                  (c)      All Project Loan Collateral;

                  (d) All "Mortgaged Property", as such term is defined in each of the Resort Blanket Mortgages;

                  (e) All Club Collateral (except to the extent the assignment, pledge or granting of a security interest in any Club Collateral would constitute a default under any license or lease of any such Club Collateral);

                  (f) All cash, other monies and property of Borrowers in the possession or under the control of Lender other than cash and other monies and property delivered to the Lender in error;

                  (g) All books, records, ledger cards, files, correspondence, computer tapes, disks and software (subject to licensing agreements) relating to the Pledged Receivables and Pledged Receivable Collateral or any other Collateral (except to the extent the assignment, pledge or granting of a security interest in any Club Collateral would constitute a default under any license or lease of any such Club Collateral); and

                  (h) All proceeds, extensions, amendments, additions, improvements, betterments, renewals, substitutions and replacements of the foregoing.

So long as there is no "Material Project Loan Default" (as the same is defined on Schedule 2.1 hereto which definition shall be included in the Project Loan Agreement), the Collateral shall not secure the Project Indebtedness and the Lender, upon the Borrowers' written request, shall release its lien hereunder.

         Lender shall execute such releases and termination statements, to the extent deemed necessary by Lender, so as to facilitate the purchase and sale of Receivables under the Purchase Facility, it being the intent of the parties hereto that this Agreement contemplates the financing of Pledged Receivables until such time as such Pledged Receivables and Pledged Receivables Collateral are sold pursuant to the terms of the Purchase Facility.

         2.2 Exchange Mechanics. This Agreement contemplates the financing of Pledged Receivables associated with the Club. The Borrowers anticipate exchanging certain conditional land sale contracts for notes and Purchase Money Mortgages to facilitate Obligors joining the Club. Notwithstanding anything to the contrary contained herein, in no event shall such exchange affect the Lender's first perfected security interest in a Pledged Receivable. Lender hereby agrees to cooperate with Borrowers to facilitate the exchange contemplated in the second sentence of this Section 2.2; provided such exchange has no negative impact on the Lender's first priority perfected lien and security interest on the Collateral (i.e. the Lender shall have a first priority perfected lien and security interest in the new Pledged Receivable which has been exchanged for the prior Pledged Receivable) and provided further that the Borrowers pay all of Lender's reasonable costs (including but not limited to legal expenses) associated with the exchange contemplated in the second sentence of this Section 2.2.

         2.3 Security Agreement. This Agreement shall be deemed a security agreement as defined in the Code, and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be cumulative and be as prescribed (a) herein, or (b) by applicable law, or (c) as to such part of the Collateral which is also reflected in any filed financing statement, by the specific provisions of the Code now or hereafter enacted, all at Lender's sole election.

                   SECTION 3. CONDITIONS PRECEDENT TO ADVANCES

         The obligation of Lender to make Advances is subject to satisfaction of all of the conditions set forth below (to the extent applicable to the Pledged Receivables being financed hereby). Notwithstanding anything contained in this Agreement to the contrary, in no event shall the execution of this Agreement on the date hereof be deemed a waiver by Lender of any of the conditions set forth below with respect to any Advance.

         3.1      Closing Deliveries.

                  (a) Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Closing Checklist attached hereto as Exhibit O, including, without limitation, one or more executed legal opinions, issued by counsel acceptable to Lender, in form and content acceptable to Lender.

                  (b) Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Resort Closing Checklist attached hereto as Exhibit P with respect to the Resorts (including, without limitation, one or more executed legal opinions, issued by counsel acceptable to Lender in each of the states wherein the Resorts are located, in form and content acceptable to Lender).

                  (c) Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Additional Resort Closing Checklist attached hereto as Exhibit Q including, without limitation, one or more executed legal opinions, issued by counsel acceptable to Lender in each of the states wherein the Additional Resorts are located, in form and content acceptable to Lender).

                  (d) Lender shall have received, in form and substance satisfactory to Lender, all documents, instruments and information identified on the Club Closing Checklist attached hereto as Exhibit R with respect to the Club (including, without limitation, one or more executed legal opinions, issued by counsel acceptable to Lender in the state wherein the Club is located, in form and content acceptable to Lender).

         3.2 Deliveries Prior to Each Advance. Prior to each Advance, Lender shall have received all documents, instruments and information identified on Schedule 3.2 attached hereto. Requests for Advance ("Advance Request") shall be made at least five (5) Business Days prior to the requested date of disbursement and shall be in the form of Exhibit D hereto. Any Advance Request given by a Borrower pursuant to this Section 3.2 shall be irrevocable and binding on such Borrower. Such Advance Request shall designate a specific account for the respective Borrower and designate the specific Resort relating to the respective Borrower's Pledged Receivables.

         3.3 Security Interests. Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral.

         3.4 Representations and Warranties. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of the date of funding of each Advance except for any representation or warranty limited by its terms to a specific date or affected by the transactions permitted by this Agreement and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by the Borrowers to Lender after the date hereof and approved by Lender, and except to the extent of changes occurring in the ordinary course of business that, either singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

         3.5 No Default. No Event of Default shall have occurred and be continuing.

         3.6 Performance of Agreements. Borrowers shall have performed in all material respects all agreements, paid all fees, costs and expenses and satisfied all conditions which any Loan Document provides shall be paid or performed by it as of such date.

         3.7 Governmental Approvals. Borrowers shall have obtained all approvals, licenses, permits and consents for the sale of Intervals to Obligors which are the subject of any requested Advance.

         3.8 Intercreditor Agreements. To the extent the Borrowers or one of their respective Affiliates has incurred, or will incur, debt for borrowed money secured by the Resorts, Additional Resorts or Project Loan Collateral from a source other than the Lender, the Lender shall have the opportunity to review such other financing sources loan documentation and, to the extent necessary to maintain its first perfected security interest in the Collateral, shall have the opportunity to enter into a satisfactory Intercreditor Agreement or other arrangement with the Borrowers and the party extending such credit. Such Intercreditor Agreement or other arrangements shall provide satisfactory assurances to the Lender that the Collateral shall not be adversely affected by the security securing such other financing source.

                SECTION 4. GENERAL REPRESENTATIONS AND WARRANTIES

         Borrowers hereby jointly and severally represent and warrant to Lender as follows, which representations and warranties shall remain true throughout the term of the Loan:

         4.1      Existence.

                  (a) Bluegreen Corporation is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with its principal place of business at Boca Raton, Florida. Bluegreen Corporation is in good standing under the laws of the State of Florida and is authorized to transact business in the States of Florida, and in each other state where the failure to be so authorized would have a Material Adverse Effect.

                  (b) Bluegreen Vacations Unlimited, Inc., a Florida corporation, is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida with its principal place of business at Boca Raton, Florida. Bluegreen Vacations Unlimited, Inc. is in good standing under the laws of the State of Florida and is authorized to transact business in each state where the failure to be so authorized would have a Material Adverse Effect.

         4.2      Authorization and Enforceability.

                  (a) Execution. The Loan Documents have been duly authorized, executed and delivered and constitute the duly authorized, valid and legally binding obligations of the Borrowers, enforceable against the Borrowers and the other parties signatory thereto (other than Lender) in accordance with their respective terms subject, as to enforceability, to the effect of bankruptcy and other laws generally affecting creditors' rights.

                  (b) Other Agreements.The execution, delivery and compliance with the terms and provisions of the Loan Documents will not (i) to the best of Borrowers' knowledge, violate any provisions of law or any applicable regulation, order or other decree of any court or governmental entity, or (ii) conflict or be inconsistent with, or result in any default under, any material contract, agreement or commitment to which the Borrowers are bound.

         4.3 Financial Statements and Business Condition. Bluegreen Corporation has delivered to Lender its financial statements for the Fiscal Year ending March 29, 1998. Such financial statements fairly present the financial condition and (if applicable) results of operations of Bluegreen Corporation as of the date or dates thereof and for the periods covered thereby. All such financial statements were prepared in accordance with GAAP. Except for any such changes heretofore expressly disclosed in writing to Lender, there has been no material adverse change in the financial condition of Bluegreen Corporation since March 29, 1998. Borrowers are able to pay all of their respective debts as they become due, and Borrowers shall maintain such solvent financial condition, giving effect to all obligations, absolute and contingent, of each such Borrowers. Each such Borrower's obligations under this Agreement and under the Loan Documents will not render the respective Borrower unable to pay its debts as they become due. The present fair market value of each Borrower's assets is greater than the amount required to pay its total liabilities.

         4.4 Taxes. All ad valorem taxes and other taxes and assessments against each Resort, Additional Resort and the Collateral have been paid and the Borrowers know of no basis for any additional taxes or assessments against any Resort, Additional Resort or the Collateral. Borrowers have filed all required tax returns and has paid all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it, to the extent the same have become due and payable except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings,
(b) the Borrowers have set aside on their books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         4.5      Litigation and Proceedings. Except as disclosed in Schedule
4.5 attached hereto, as of the date hereof there are no actions, suits, proceedings, orders or injunctions pending or, to the best of Borrowers' knowledge, threatened against or affecting the Borrowers, the Timeshare Associations or any Affiliate thereof, at law or in equity, or before or by any governmental authority the result of which, if adversely determined, would have a Material Adverse Effect. The Borrowers have not received any notice from any court or governmental authority alleging that such Person, any Affiliate or any of the Timeshare Associations has violated the applicable timeshare act, any of the rules or regulations thereunder, or any other applicable laws, the result of which, if adversely determined, would have a Material Adverse Effect.

         4.6 Licenses and Permits. Borrowers possess all requisite franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders as are necessary to carry on their businesses as now being conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect.

         4.7 Full Disclosure. No written information or written report furnished by or on behalf of Borrowers to Lender in connection with the Loan, when taken together with all other written information provided, contains any untrue statement of a material fact or omits any material fact necessary to make the statement contained herein or therein, in light of the circumstances in which made, not misleading. Borrowers know of no legal or contractual restriction which will prevent them from offering or selling Intervals in any state where each Borrowers is selling Intervals.

         4.8 Employee Benefit Plans. Each Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act, the Internal Revenue Code and all other applicable laws and the regulations and interpretations thereof with respect to all employee benefit plans adopted by such Borrower for the benefit of its employees. No material liability has been incurred by either Borrower which remains unsatisfied for any funding obligation, taxes or penalties with respect to any such employee benefit plan.

         4.9 Representations as to the Resorts and Additional Resorts. Borrowers jointly and severally represent and warrant with respect to a Resort or an Additional Resort the following:

                  (a) Title; Prior liens. Borrowers have good and marketable title to the Resorts or Additional Resorts (excluding sold Intervals and any equitable rights of the Obligors under applicable state law to the Units under any conditional land sales contracts which are the subject of any Pledged Receivable). Borrowers are not in default under any of the documents evidencing or securing any indebtedness for borrowed money in an outstanding amount in excess of $1,000,000 which is secured, wholly or in part, by the Resorts or Additional Resorts, and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such indebtedness. There are no liens or encumbrances against the Resorts or Additional Resorts and relating to the Collateral other than Permitted Adverse Claims or Permitted Liens.

                  (b) Access. The Resorts and Additional Resorts relating to Eligible Completed Unit Receivables have direct access to a publicly dedicated road over a recorded easement and all roadways, if any, inside the Resorts and Additional Resorts are or will be common areas under the Declaration after the first Advance against Receivables originated at such Resort.

                  (c) Utilities. Electric, gas, sewer, water facilities and other necessary utilities are lawfully available in sufficient capacity to service the Units relating to the Intervals in the Resorts and Additional Resorts relating to Eligible Completed Unit Receivables and any easements necessary to the furnishing of such utility service have been obtained and duly recorded.

                  (d) Amenities. All amenities described in the sales prospectus and the "Public Reports" for the Resorts and Additional Resorts relating to Eligible Completed Unit Receivables are completed, or will be completed, in the time periods described in the "Public Reports", or a bond insuring their completion has been posted. Each Obligor has or will have, in the time period described in the Public Reports, access to and the use of all of the amenities and public utilities of the Resorts and the Additional Resorts relating to Eligible Completed Unit Receivables as and to the extent provided in the Declaration and the "Public Reports".

                  (e) Construction. All costs arising from the construction of any improvements and the purchase of any equipment, inventory, or furnishings located in or on the Resorts and Additional Resorts relating to the Units relating to the Intervals and relating to Eligible Completed Unit Receivables have been paid or will be paid when due.


         4.9A     Representations as to the Units. No Unit or Pledged Receivable
relating to a Unit relates to a campground/tent site, recreational vehicle site or other non-permanent building or structure.

         4.10 Timeshare Interval Exchange Network. Each Borrower is a member and participant in respect to each Resort and Additional Resort, pursuant to a validly executed and, to Borrower's knowledge, enforceable agreement in writing, in Interval International, Inc. or Resorts Condominium International, Inc. Borrowers has paid all fees and other amounts due and owing under such agreement and is not otherwise in default in any respect, the effect of which could reasonably be expected to have a Material Adverse Effect thereunder.

         4.11 Collateral. The Collateral, including without limitation, the Pledged Receivables and the Pledged Receivables Collateral, in which a security interest is to be granted to the Lender pursuant to this Agreement shall be owned by Borrowers free and clear of any Adverse Claim (other than any Permitted Adverse Claim or Permitted Liens). The Borrowers have a first priority perfected ownership interest in the Collateral including but not limited to the Pledged Receivables and the Pledged Receivables Collateral, subject to Permitted Adverse Claims and Permitted Liens. This Agreement creates a valid first priority security interest in favor of the Lender (for the benefit of the Lender) in the Collateral granted by such Borrower, including without limitation the Pledged Receivables and Pledged Receivables Collateral, which security interest has been perfected (free and clear of any Adverse Claim other than any Permitted Adverse Claim or

Permitted Lien and any equitable rights of the Obligors under applicable state law to the Units under any conditional land sales contracts which are the subject of any Pledged Receivable) as security for the Indebtedness. No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (i) in favor of the Lender in accordance with the Agreement or (ii) in favor of Borrowers and assigned to the Lender. Borrowers shall defend Lender against and save it harmless from all claims of any Persons other than Lender with respect to the Collateral, and this indemnity shall include all reasonable attorneys' fees and legal expenses.

         4.12 Investment Company Act, Etc. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company," of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.13 Trade Names. Except as disclosed on Schedule 4.13(a), no Borrower uses any trade name other than its actual corporate name. From and after the date that fell five (5) years before the date hereof, the Borrowers have not been known by any legal name other than their respective corporate names as of the date hereof, nor have the Borrowers been the subject of any merger or other corporate reorganization, except as set forth in Schedule 4.13(b).

         4.14 Margin Regulations. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Loan, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Board from time to time.

         4.15     [Omitted]

                        SECTION 5. AFFIRMATIVE COVENANTS

         So long as any portion of the Indebtedness remains unpaid or Lender is committed to make Advances hereunder, unless Lender otherwise consents in writing, Borrowers jointly and severally covenant as follows:

         5.1 Payment of Indebtedness. Borrowers shall pay all of the Indebtedness hereunder and under the Loan Documents when due.

         5.2 Maintenance of Insurance. For so long as the Borrowers control the Resorts and Additional Resorts, the Resorts and Additional Resorts shall at all times and for so long as any Indebtedness remains outstanding be kept insured with such general liability coverage and such other coverages acceptable to Lender, by carrier(s), in the amounts described on Schedule 5.2 hereto, which carrier(s), amounts and form shall not be changed without the prior written consent of Lender. All insurance required under the preceding sentence for each Resort and Additional Resorts may be maintained by the Timeshare Association as required by the applicable

Declaration or Time Share Declaration, provided that in the event such Timeshare Association fails to maintain any insurance required under this Section 5.2, then the Borrowers shall be required to obtain and maintain such insurance.

         5.3 Inspections and Audits. Borrowers shall, at such reasonable times during normal business hours and as often as may be reasonably requested, permit any agents or representatives of Lender to inspect the Resorts and Additional Resorts and any of Borrowers' assets (including financial and accounting books and records), to examine and make copies of and abstracts from the records and books of account of the Borrowers or the Timeshare Association (to the extent controlled by Borrowers) or serviced under the Servicing Agreement and to discuss its affairs, finances and accounts with any of its officers, employees or independent public accountants. Borrowers acknowledge that Lender intends to conduct such audits and inspections on at least an annual basis. Borrowers shall make available to Lender all credit information in Borrowers' possession or under Borrowers' control with respect to Obligors as Lender may reasonably request. Upon Lender's request, Borrowers shall furnish to Lender evidence of payment of all real estate taxes relating to the Resorts and the Additional Resorts. All audits, inspections of the Resorts, Additional Resorts and credit investigations shall be at Borrowers' expense; provided, however, that except with respect to any audits, inspections of the Resorts, Additional Resorts or credit investigations conducted after and during the continuance of an Event of Default hereunder, Borrowers shall not be required to pay in excess of Ten Thousand Dollars ($10,000) in any calendar year for audits performed during such year. After the occurrence and during the continuance of an Event of Default, Borrowers shall be required to pay all reasonable fees, costs and expenses incurred by Lender for any and all Resorts and Additional Resorts inspections, audits and any other diligence relating to Borrowers' finances or books or records.

         5.4 Reporting Requirements. So long as the Indebtedness remains unpaid, Borrowers shall furnish the following to Lender:

                  (a) Monthly Reports. To the extent not provided to Lender pursuant to the requirements of the Servicing Agreement, within twelve (12) Business Days after the end of each Fiscal Month, reports showing through the end of the preceding month, (i) the following information with respect to each Pledged Receivable: (A) the opening and closing balances, (B) all payments received allocated to interest, principal, late charges, taxes or the like, (C) the rate of interest, (D) an itemization of delinquencies, extensions, refinances, prepayments, upgrades, payoffs, cancellations and other adjustments,
(E) the remaining term, (F) the nature and status of any claims asserted or legal action pending with respect thereto, and (G) any exchange of one form of Pledged Receivable for another form of Pledged Receivable (i.e., any exchange of a conditional sales contract to a note and mortgage format required by the
Club); and (ii) the weighted average interest rate and the average remaining term of all Pledged Receivables.

                  (b) Sales and Inventory Reports. Within twelve (12) Business Days after the end of each quarter, a quarterly report showing all sales and cancellations of sales of Intervals on Resorts and Additional Resorts on a resort by resort basis, in form and content satisfactory to Lender; and within thirty (30) Business Days after the end of each fiscal year of Borrowers, an annual sales and inventory report for the Resorts and Additional Resorts detailing the sales of all Intervals on a resort by resort basis during such fiscal year and the available inventory of Units and Intervals, certified by each Borrowers to be true, correct and complete and otherwise in the form approved by Lender.

                  (c) Quarterly Financial Reports. Within forty-five (45) days after the end of each of Borrowers' first three fiscal quarterly periods each year (or, if later, that date by which any Borrower is required to file financial statements with the Securities and Exchange Commission), unaudited financial statements of Borrowers certified by its chief financial officer as well as, to the extent requested by the Lender and available to Borrowers, unaudited financial statements of the Timeshare Association.

                  (d) Year-End Financial Reports. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of Bluegreen Corporation: (i) the balance sheet of Bluegreen Corporation as of the end of such year and the related statements of income and cash flow for such Fiscal Year; (ii) a schedule of all outstanding indebtedness of Bluegreen Corporation describing in reasonable detail each such debt or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt or loan; and (iii) a copy of a report from a firm of independent certified public accountants selected by Bluegreen Corporation, which report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly the financial position of Bluegreen Corporation as of the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP.

                  (e) Officer's Certificate. Each set of financial statements delivered hereunder shall be accompanied by a certificate of the Chief Financial Officer of the respective Borrower setting forth to the extent applicable:

                           (i) Covenant Compliance. The information (including detailed calculations) required in order to establish whether the Borrower was in compliance with the requirements of Sections 5.7, 5.8 and 5.9 hereof, during the quarterly or annual period covered by the statements then being furnished;

                           (ii) Event of Default. A statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Borrowers and their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the respective Borrowers shall have taken or proposed to take with respect thereto.

                  (f) Timeshare Association Reports. To the extent the respective Borrower controls the Resort or Additional Resort the semiannual and annual financial statements of the Timeshare Association and to the extent the Resort or Additional Resort is not in a Borrower's control, the respective Borrower shall make a good faith effort to obtain the same from the respective Timeshare Association.

                  (g) Audit Reports. Promptly upon receipt thereof, one (1) copy of each other report submitted to Bluegreen Corporation by their independent public accountants in connection with any annual, interim or special audit made by them of the books of Bluegreen Corporation.

                  (h) Other Reports. Such other reports, statements, notices or written communications relating to the Borrowers, the Time Share Associations, the Resorts or the Additional Resorts as are available to Borrowers and as Lender may reasonably require.

                            (i) SEC Reports. Promptly upon their becoming publicly available, one (1) copy of each financial statement, report, notice or proxy statement sent by Borrowers to security holders generally, and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrowers with, or received by Borrowers in connection therewith from, any securities exchange or the Securities and Exchange Commission or any successor agency.

         5.5 Records. Borrowers shall keep adequate records and books of account reflecting all financial transactions of Borrowers and (to the extent available to the Borrowers) the Time Share Associations, including sales of Intervals, in which complete entries will be made in accordance with GAAP.

         5.6 Management; Contracts. For so long as the Borrowers control the Resorts and the Additional Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort shall at all times be satisfactory to Lender. For so long as the Borrowers control the Timeshare Association for the Resorts or Additional Resorts, and the Borrowers or an Affiliate thereof is the manager, the management contracts and primary marketing and sale contracts may be amended or modified only with the prior written consent of Lender, which consent shall not be unreasonably withheld.

         5.7 Net Worth. At all times Indebtedness is outstanding or Lender is obligated to make Advances, Bluegreen Corporation agrees to maintain a Tangible Net Worth, determined in accordance with GAAP, of Eighty Million Dollars ($80,000,000).

         5.8 Fixed Rate Coverage Ratio. Bluegreen Corporation's ratio of EBITDA to Consolidated Fixed Charges shall not be less than 2.00 to 1.00.

         5.9 Leverage Ratio Test. Bluegreen Corporation's ratio of Total Indebtedness to Tangible Net Worth shall not be more than 2.00 to 1.00.

         5.10 Maintenance. For so long as the Borrowers control the Resorts and Additional Resorts, the Borrowers shall maintain the Resorts and Additional Resorts in good repair, working order and condition (ordinary wear and tear excepted).

         5.11 Release and Bonding of Liens. In the event any lien securing indebtedness for borrowed money in an amount in excess of $250,000 attaches to any Collateral (other than Permitted Adverse Claims), Borrowers shall, within the earlier to occur of ten (10) days after such attachment or the respective lienholder's action to foreclose on such lien, either (a) cause such lien to be released of record, or (b) provide Lender with a bond in accordance with the applicable laws of the state in which the Collateral is located, issued by a corporate surety acceptable to Lender, in an amount and in form reasonably acceptable to Lender, or (c) provide Lender with such other security as Lender may reasonably require.

         5.12 Claims. Borrowers shall: (a) promptly notify Lender of (i) any claim, action or proceeding affecting the Collateral, or any part thereof, or any of the security interests granted hereunder which would have a Material Adverse Effect, and (ii) any action, suit, proceeding, order or injunction of which Borrowers become aware after the date hereof pending or threatened against or affecting Borrowers or any Affiliate which would, if adversely determined, have a Material Adverse Effect; (b) at the request of Lender, appear in and defend, at Borrowers' expense, any such claim, action or proceeding which would, if adversely determined, have a Material Adverse Effect; and (c) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a Material Adverse Effect.

         5.13 Use of Lender Name. Borrowers will not, and will not permit any Affiliate to, without the prior written consent of Lender, use the name of Lender or the name of any affiliates of Lender in connection with any of their respective businesses or activities, except in connection with internal business matters, administration of the Loan and as required in dealings with governmental agencies including any reports required to be filed with the Securities and Exchange Commission.

         5.14 Other Documents. To the extent not maintained by the Custodian, Borrowers will maintain accurate and complete files relating to the Pledged Receivables, the Pledged Receivables Collateral and other Collateral to the satisfaction of Lender, and such files (to the extent not computerized) will contain copies of each Pledged Receivable and the Pledged Receivable Collateral together with the purchase agreements, truth-in-lending statements, all relevant credit memoranda and all collection information and correspondence relating to such Pledged Receivables.

         5.15 Additional Indebtedness for Borrowed Money; Additional Obligations Affiliated with Subordinated Obligations. Borrowers will not, directly or indirectly, permit any payment to be made in respect of any indebtedness, liabilities or obligations, direct or contingent for borrowed money (except any payments required or permitted with respect to the indebtedness on Schedule 5.15), to any Affiliates (excluding trade payables incurred in the ordinary course of business), which payments shall and are hereby made subordinate to the payment of principal of, and interest on, the Note.

         5.16 Loan Servicing. Borrowers may not amend or terminate the Servicing Agreement attached hereto as Exhibit F without Lender's prior approval. Borrowers agree not to interfere with a Successor Servicer's performance of its duties under the Servicing Agreement or to take any action that would be inconsistent with the terms of the Servicing Agreement. The Servicing Agreement shall be cancelable by Lender, as applicable under the terms of the Servicing Agreement. All servicing fees, and the costs and expenses of the Servicer shall be paid by the Borrowers.

         5.17 Custodian. Lender shall utilize a Custodian to maintain custody of the Pledged Receivables and the Pledged Receivables Collateral. Borrowers agree not to interfere with Custodian's performance of its duties under the Custodial Agreement or to take any action that would conflict with the terms of the Custodial Agreement. All custodial fees, and the costs and expenses of the Custodian, shall be paid by the Borrowers.

         5.18 Compliance with Laws. Borrowers, and each of the Resorts in which Intervals are being sold, shall comply with, conform to and obey each and every judgment, law, statute, rule and governmental regulation applicable to it and each indenture, order, instrument, agreement or document to which it is a party or by which it is bound except where the failure to comply would not have a Material Adverse Effect.

         5.19 Compliance Documents. Upon request by Lender, Borrowers will provide Lender with copies of all Compliance Documents relating to the sale of any Intervals relating to Pledged Receivables outside of the States of South Carolina, Missouri or Tennessee.

         5.20 Real Estate Taxes. Borrowers will pay when due all of the Borrowers' liabilities in respect of real estate taxes relating to the Resorts and the Additional Resorts.

         5.21     Omitted.

         5.22     Omitted.

         5.23 Borrowers' Financial Maintenance Requirement. For as long as any Borrower controls a Resort or Additional Resort, such Borrower shall be obligated to pay the Timeshare Association dues relating to such Resort or Additional Resort and shall provide such monies as are necessary to maintain services for a Resort or an Additional Resort which is equal to or greater than one hundred percent (100%) of such Resort's or Additional Resort's total operating expenses, taxes, utilities and associated reserve fund requirements.

         5.24 Year 2000. Borrowers have made an assessment of the microchip and computer-based systems and the software used in their respective businesses and based upon such assessment believe that they will be "Year 2000 Compliant" by January 1, 2000. For purposes of this Section 5.24, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, the respective Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of the Lender, Borrowers shall provide to Lender such updated information as is requested regarding the status of its effort to become Year 2000 Compliant.

         5.25 Authorized Signatory. Any person signing an Advance Request on behalf of such Borrower, as provided in Schedule 3.2 hereof shall have the requisite power and authority to sign the same on behalf of the related Borrower.

         5.26 Allonge/Assignment Requirements. The Borrower will attach an Allonge in the form attached hereto as Exhibit E to each Pledged Receivable with respect to Pledged Receivables which take the form of a Note or other instrument secured by a Purchase Money Mortgage or a master assignment with respect to Receivables which take the form of conditional sales contracts (the "Assignment Document"). The signature of the authorized signatory with respect to an Allonge or an Assignment Document may be either an original signature, a signature stamp or a computer generated signature.

         5.27 Environmental. So long as the Loan is outstanding, no Hazardous Materials may be used, generated, treated, stored or disposed of by any Person for any purpose upon any Collateral except in material compliance with all applicable Environmental Laws except where the failure to comply would not have a Material Adverse Effect. If the Lender, at any time, has a reasonable basis to believe that Borrowers or any Resort or Additional Resort may be in violation of any Environmental Law, then Borrowers agree, upon request from the Lender to provide the Lender with such reports, certificates, engineering studies or other written material or data as the Lender may require, in its reasonable discretion, so as to satisfy the Lender that Borrowers, any Resort or any Additional Resort are in compliance with all applicable Environmental Laws and that the marketability and value of such Resort or Additional Resort is adequately maintained.

         SECTION 6.                                   NEGATIVE COVENANTS

         So long as any portion of the Indebtedness remains unpaid or Lender is committed to lend hereunder, unless Lender otherwise consents in writing, Borrowers hereby jointly and severally covenant and agree with Lender as follows:

         6.1 Consolidation and Merger. Each Borrower will not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it or convey all or substantially all of its assets to any person, unless (i) either the respective Borrowers shall be the continuing corporation or the successor corporation or the person which acquires by sale or conveyance substantially all the assets of the respective Borrowers shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the Indebtedness hereunder, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the respective Borrowers, by an amendment hereto in form satisfactory to the Lender, and (ii) the respective Borrowers or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

         6.2 Restrictions on Transfers. The Borrowers shall not, without obtaining the prior written consent of Lender, which may be granted or withheld in Lender's sole discretion, transfer, sell, pledge, convey, assign or encumber all or any portion of the Collateral except with respect to the sales of Pledged Receivables to the Purchase Facility and Permitted Adverse Claims and Permitted Liens.

         6.3 Collateral. The Borrowers shall not take any action (nor permit or consent to the taking of any action) which might reasonably be anticipated to impair the value of the Collateral or any of the rights of Lender in the Collateral. Borrowers shall not (i) except in connection with a so-called "upgrade" or a modification of a Pledged Receivable with no change in financial terms or an exchange contemplated by Section 2.2 hereof, provided the conditions in this Agreement are met, modify or amend any of the Pledged Receivables or the Pledged Receivables Collateral without Lender's prior written consent, or (ii) grant extensions of time for the payment of, compromise for less than the full face value, release in whole or in part any Obligor liable for the payment of, or allow any credit whatsoever except for the cash to be paid upon, any Collateral or any instrument or document representing the Collateral other than in the ordinary course of business in accordance with accepted industry loan servicing standards.

         SECTION 7.                                   EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following shall occur:

         7.1 Payments. Borrowers shall fail to make any payment of interest on the Indebtedness within five (5) Business Days of the date such payment is due and shall fail to make payments on the principal of the Indebtedness on the date such payment is due.

         7.2 Failure to Permit Inspections. Borrowers shall fail to strictly comply with the provisions of Section 5.3 of this Agreement.

         7.3 Covenant Defaults. Borrowers shall fail to perform or observe any covenant, agreement or obligation contained in this Agreement or in any of the Loan Documents (other than any covenant or agreement obligating Borrowers to pay the Indebtedness), and such failure shall continue for thirty (30) days after Lender delivers written notice thereof to Borrowers, provided, however, if the failure is incapable of cure within such thirty (30) day period and Borrowers shall be diligently pursuing a cure, such thirty (30) day cure period shall be extended by an additional period not to exceed sixty (60) days.

         7.4 Warranties or Representations. Any representation or other statement made by or on behalf of Borrowers in this Agreement, in any of the Loan Documents or in any instrument furnished in compliance with or in reference to the Loan Documents, shall be false, misleading or incorrect in any material respect as of the date made.

         7.5 Bankruptcy. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against any Borrower, (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for any of the Resorts or Additional Resorts is appointed, or any Borrower makes an assignment for the benefit of creditors, or any of them are adjudged insolvent by any state or federal court of competent jurisdiction, or any of them admit their insolvency or inability to pay their debts as they become due or an attachment or execution is levied against any of the Resorts or Additional Resorts.

         7.6 Attachment, Judgment, Tax Liens. The issuance, filing or levy against the Borrowers of one or more attachments, injunctions, executions, tax liens or judgments for the payment of money cumulatively in excess of $1,000,000, which is not discharged in full or stayed within thirty (30) days after issuance or filing.

         7.7      Omitted.

         7.8 Default by Borrowers in Other Agreements. Any default by a Borrower in the payment of indebtedness for borrowed money in an aggregate principal amount in excess of $1,000,000 (including, without limitation, any default by a Borrower or any Affiliate in the payment of indebtedness for borrowed money owing to Lender under any other agreement) which accelerates or permits the acceleration (after the giving of notice or passage of time, or both) of the maturity of such indebtedness.

         7.9      Omitted.

         7.10 Tax Liens; ERISA Liens. The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of Borrowers, and such lien shall not have been released within 30 days, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Borrowers, and such lien shall not have been released within 30 days.

         7.11     Loan Exceeds Maximum Exposure For Five Days. The provisions of
Section 1.7(b) hereof have not been met.

         7.12 Validity of Transaction Documents. (a) Any Loan Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrowers, (b) Borrowers, or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability of any Loan Document or (c) any security interest securing the Indebtedness shall, in whole or in part, cease to be a perfected first priority security interest, except as contemplated by this Agreement.

         7.13 Default under the Project Loan. The occurrence and continuance of an Event of Default under the Project Loan Documents.

         SECTION 8.                                   REMEDIES

         8.1 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender may take any one or more of the following actions, without notice to Borrowers except as expressly stated below or required by applicable law:

                  (a) Acceleration. Declare by written notice to Borrowers, (except upon the occurrence of any event specified in Section 7.5 above, in which case the Indebtedness shall automatically be accelerated simultaneously with the occurrence of such event) the unpaid balance of the Indebtedness, or any part thereof, immediately due and payable, whereupon the same shall be due and payable.

                  (b) Termination of Obligation to Advance. Terminate by written notice to Borrowers any commitment of Lender to lend under this Agreement in its entirety, or any portion of any such commitment, to the extent Lender shall deem appropriate.

                  (c) Judgment. Reduce Lender's claim to judgment, foreclose or otherwise enforce Lender's security interest in all or any part of the Collateral by any available judicial procedure.

                  (d) Sale of Collateral. Exercise all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral) including (i) require the Borrowers to, and the Borrowers hereby agree that they will, at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (ii) enter upon any premises of the Borrowers and take possession of the Collateral; and (iii) sell the Collateral or any part thereof at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrowers agree that, whether or not notice of sale shall be required by law, ten (10) days notice of the time and place of any sale shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Subject to compliance by Lender with all applicable laws, Borrowers shall remain jointly and severally liable for any deficiency. Lender shall not be required to proceed against any Collateral but may proceed against the Borrowers directly. To the extent permitted by law, the Borrowers hereby specifically waive all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

                  (e)      Omitted.

                  (f) Exercise of Other Rights. Exercise any and all other rights or remedies afforded by any applicable laws or by the Loan Documents as Lender shall deem appropriate, at law, in equity or otherwise, including the right to bring suit or other proceeding, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right or remedy granted to Lender in the Loan Documents.

         8.2 Application of Collateral; Termination of Agreements. Upon the occurrence and during the continuance of an Event of Default and subject to the conditions provided in Section 2.1 hereof, Lender may apply against the Indebtedness, any other indebtedness to Lender with respect to any Resort, Additional Resort or any Project Indebtedness any and all Collateral in its possession, other than any monies of the Borrowers received in error, any and all balances, credits, deposits, accounts, reserves, indebtedness or other moneys due or owing to Borrowers held by Lender hereunder or under any other financing agreement or otherwise, whether accrued or not.

         8.3 Waivers. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default. No delay or omission by Lender in exercising any right or remedy under the Loan Documents shall impair such right or remedy or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or remedy preclude other or further exercise thereof, or the exercise of any other right or remedy under the Loan Documents or otherwise. Further, Borrowers waive notice of the occurrence of any Event of Default, presentment and demand for payment, protest, and notice of protest, notice of intention to accelerate, acceleration and nonpayment, and agree that their liability shall not be affected by any renewal or extension in the time of payment of the Indebtedness, or by any release or change in any security for the payment or performance of the Indebtedness, regardless of the number of such renewals, extensions, releases or changes. Borrowers also hereby waive the right to assert any statute of limitations as a bar to the enforcement of the lien created by any of the Loan Documents or to any action brought to enforce the Note or any other obligation secured by the Loan Documents.

         8.4 Set Off of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized by Borrowers at any time or from time to time, with reasonably prompt subsequent notice to Borrowers or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by the Lender or such holder at any of its offices for the account of Borrowers (regardless of whether such balances are then due to Borrowers), and (B) other property at any time held or owing by the Lender or such holder to or for the credit or for the account of Borrowers, against and on account of any of the Indebtedness which are not paid when due other than monies of the Borrowers received by Lender in error.

         8.5 Cumulative Rights. All rights and remedies available to Lender under the Loan Documents shall be cumulative and in addition to all other rights and remedies granted to Lender at law or in equity, whether or not the Indebtedness is due and payable and whether or not Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

         SECTION 9.                                   CERTAIN RIGHTS AND
                                                     OBLIGATIONS OF LENDER

         9.1 Protection of Collateral. Lender may at any time and from time to time take such actions as Lender deems necessary or appropriate to protect Lender's liens and security interests in and to preserve the Collateral. Borrowers agree to cooperate fully with all of Lender's efforts to preserve the Collateral and Lender's liens and security interests therein.

         9.2 Performance by Lender. If Borrowers fail to perform any agreement contained herein, Lender may, but shall not be obligated to, cause the performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable by Borrowers pursuant to Section 9.3 below.

         9.3 Fees and Expenses. Borrowers agree to promptly pay all reasonable Costs and all such Costs shall be included as additional Indebtedness.

         9.4 Release of Security Interest. Upon satisfaction in full of an Obligor's obligations under a Receivable, Lender shall release its security interest in such Obligor's Receivable and, in connection therewith, shall execute such amendments or partial releases to the related Resort Blanket Mortgage as shall be necessary to enable the applicable Borrower to convey an unencumbered deed to the related Interval to such Obligor. Lender's security interest in all other Pledged Receivables shall remain in full force and effect. Lender's obligations under this Section 9.4 shall be unaffected by the pendency of an Event of Default hereunder.

         9.5 Notice to Obligor. After the occurrence of and during the continuance of an Event of Default, Borrowers authorize both the Lender and the Custodian (but neither the Lender nor the Custodian shall be obligated) to communicate at any time and from time to time, after a sale of an Interval, with any Obligor or any other Person primarily or secondarily liable under a Pledged Receivable with regard to the lien of Lender thereon and any other matter relating thereto.

         9.6 Collection of Receivables. Following the occurrence of and during the continuance of an Event of Default, Lender shall have the right to
(a) require that all payments due under the Pledged Receivables be paid directly to Lender or to such party as Lender may designate, and to receive, collect, hold and apply the same in accordance with the provisions of this Agreement or to such party as Lender may designate, and (b) take such remedial action available to it for the enforcement of any defaulted Pledged Receivables including the foreclosure of any Pledged Receivable Collateral securing the payment thereof. Borrowers hereby further irrevocably authorize, direct and empower Lender, after the occurrence and during the continuance of an Event of Default, to collect and receive all checks and drafts evidencing such payments and to endorse such checks or drafts in the name of Borrowers and upon such endorsements, to collect and receive the money therefor.

         Upon payment and satisfaction in full of all Indebtedness and subject to Section 2.1 hereof, Lender will, at Borrowers' request and sole expense, give written notice as necessary to redirect payment of the Pledged Receivables as requested by Borrowers.

         9.7 Power of Attorney. The Borrowers do hereby irrevocably constitute and appoint Lender as Borrowers' true and lawful agent and attorney-in-fact, with full power of substitution, for Borrowers and in Borrowers' name, place and stead, or otherwise, to (i) attach an Allonge in the form attached hereto as Exhibit E to each Pledged Receivable with respect to Pledged Receivables which take the form of a note or other instrument secured by a Purchase Money Mortgage and (ii) following the occurrence and during the continuance of an Event of Default (a) endorse any checks or drafts payable to Borrowers in the name of Borrowers and in favor of Lender as provided in Section
9.6 above; (b) to demand and receive from time to time any and all property, rights, titles, interests and liens hereby sold, assigned and transferred, or intended so to be, and to give receipts for same; and (c) to institute and prosecute in the name of Borrowers or otherwise, but for the benefit of Lender, any and all proceedings at law, in equity, or otherwise, that Lender may deem proper in order to collect, assert or enforce any claim, right or title, of any kind, in and to the property, rights, titles, interests and liens hereby sold, assigned or transferred, or intended so to be, and to defend and compromise any and all actions, suits or proceedings in respect of any of the said property, rights, titles, interests and liens. Borrowers hereby declare that the appointment made and the powers granted pursuant to this Section are coupled with an interest and are and shall be irrevocable by the Borrowers in any manner, or for any reason, unless and until all obligations of the Borrowers to Lender have been satisfied.

         9.8 Indemnification of Lender. Borrowers shall jointly and severally indemnify Lender and hold Lender harmless from and against any and all liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Lender, in any way relating to or arising out of (a) this Agreement and the Loan Documents and/or (b) any of the transactions contemplated therein or thereby (including those in any way relating to or arising out of the violation by Borrowers of any federal or state laws including the Interstate Land Sales Full Disclosure Act or any applicable timeshare acts) other than liabilities, indebtedness, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements which are caused by the Lender's material breach of, or gross negligence or willful misconduct with respect to its actions or inactions under this Agreement or any other Loan Document. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Lender believes is covered by this indemnity, Lender shall give Borrowers notice of the matter and an opportunity to defend it, at Borrowers' sole cost and expense, with legal counsel satisfactory to Lender.

Notwithstanding any defense by Borrowers of any such suit, claim or demand, Lender shall have the right to participate in any material decision affecting the conduct or settlement of any dispute or proceeding for which indemnification may be claimed.

         9.9 Lender's Right to Provide Financing. Borrowers hereby covenant with Lender that, from the date hereof until the first to occur of (a) the Maturity Date, (b) the date on which an event occurs which relieves the Purchaser from making purchases under the Asset Purchase Agreement and the Purchaser ceases making purchases thereunder, (c) the acceleration of the Indebtedness following an Event of Default, or (d) the termination of the Lender's commitment under Section 8.1(b) of this Agreement, Lender shall have, and Lender is hereby granted, the right and option, subject to the terms set forth below (the "Funding Option") to provide secured financing for Eligible Receivables (which for this purpose shall obligate the Borrowers, as well as any Affiliate thereof, to disclose to Lender all resorts developed by the Borrowers or any Affiliate thereof in order to provide Lender the opportunity to make a determination whether such resort may be an Additional Resort). Lender shall notify the Borrowers within forty-five (45) days of its receipt of satisfactory information with respect to a resort whether such resort qualifies as an Additional Resort.

         The Funding Option may be exercised or not exercised in Lender's sole discretion. If Lender declines to exercise the Funding Option, Lender shall have no further Funding Option with respect to the Receivables; provided, however, Lender shall have no Funding Option with respect to (i) Receivables relating to resorts for which Lender has reviewed and denied financing pursuant to the terms of the Project Loan Agreement, (ii) Receivables from a resort that does not qualify as an Additional Resort after Lender has reviewed such resort in accordance with the preceding paragraph or (iii) Receivables associated with the Club after the date on which Lender has reviewed and rejected the Club and associated Receivables. Lender's decision to decline to exercise the Funding Option shall be deemed to be a decision to decline to exercise the Purchase Option (as defined in the Purchase Facility) under the Purchase Facility. Notwithstanding anything contained herein to the contrary, it is expressly agreed and understood that any financing to be extended pursuant to the Funding Option shall be subject to approval by Lender's loan committees in accordance with Lender's standard credit guidelines and it is further expressly understood and agreed that Lender is under no obligation to exercise the Funding Option and that nothing in this Section 9.9 shall be deemed or construed to create any such obligation.

         SECTION 10.                                  PARTICIPATION AND
                                                         ASSIGNMENTS

         10.1     Participations in Loan and Assignments in Loan.

                  (a) Lender may sell Participations in all or any part of Advances made hereunder to another Person; provided, that such Person is not a competitor of the Borrowers as determined by the Borrowers in their reasonable discretion all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation. Borrowers hereby acknowledges and agree that the participant under each participation shall for purposes of subsection 1.9, 1.10, 1.11 and 9.8 be considered to be a "Lender".

                  (b) Lender shall have the right to assign all or any portion of its rights in this Agreement and the Loan hereunder to an Eligible Assignee; provided that Lender and its Affiliates agree to retain 30% of the Advances hereunder at all times, and provided that there shall not be more than five (5) Eligible Assignees at any time. Any Eligible Assignee may assign its rights and delegate its obligations under this Agreement to any other Eligible Assignee; provided that such assigning Eligible Assignee shall first obtain the written consent of Lender. In all events Heller Financial, Inc. shall be the agent for the Loan hereunder.

                  (c) Except as otherwise provided in this Section 10.1 the Lender shall not, as between Borrowers and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loan or other Indebtedness owed to the Lender.

                  (d) Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and neither Lender nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Borrowers; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by Lender, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Lender; provided, however, that the Lender may disclose such information
(A) at the request or pursuant to any request of a regulatory authority of which Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Lender or any Affiliates may be party in connection with the transactions contemplated by this Agreement; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Lender's independent auditors and other professional advisors; (G) to any participant or Eligible Assignee, actual or potential, provided that such participant or Eligible Assignee agrees in writing to keep such information confidential to the same extent required of the Lender hereunder; (H) as to the Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the

Lender as its Affiliates; and (I) to its Affiliates provided such Affiliates agree in writing to be bound by the confidentiality provisions hereof.

         SECTION 11.                                  MISCELLANEOUS

         11.1 Notice. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (Chicago time) on a Business Day, otherwise on the next Business Day; provided that a hard copy of such notice is also sent pursuant to (c) or (d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

Notices to Borrowers:             Bluegreen Corporation
                                  4960 Blue Lake Drive
                                  Boca Raton, Florida  33431
                                  Attn: Patrick E. Rondeau, Esq.
                                  Telephone No.: (561) 912-8005
                                  Telecopy: (561) 912-8100

                                  Bluegreen Vacations Unlimited, Inc.
                                  4960 Blue Lake Drive
                                  Boca Raton, Florida 33431
                                  Attn: Patrick E. Rondeau, Esq.
                                  Telephone No.: (561) 912-8005
                                  Telecopy: (561) 912-8100

Notices to Lender:                Heller Financial, Inc.
                                  Attn: Portfolio Manager, Vacation Ownership
                                  HSF Loan No. 98-087
                                  500 West Monroe St., 31st Fl.
                                  Chicago, Illinois 60661
                                  Telecopy: (312) 441-7924

With a copy to:                   Heller Financial, Inc.
                                  Vacation Ownership Finance
                                  Attn: Legal Department - Relationship Manager
                                  HSF Loan No. 98-087
                                  500 West Monroe St., 31st Fl.
                                  Chicago, Illinois 60661
                                  Telecopy: (312) 441-7924

         11.2 Survival. All representations, warranties, covenants and agreements made by Borrowers herein, in the other Loan Documents or in any other agreement, document, instrument or certificate delivered by or on behalf of Borrowers under or pursuant to the Loan Documents shall be considered to have been relied upon by Lender and shall survive the delivery to Lender of such Loan Documents and the extension of the Indebtedness (and each part thereof), regardless of any investigation made by or on behalf of Lender.

         11.3 Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois, (without regard to conflicts of law principles) and applicable laws of the United States.

         11.4 Invalid Provisions. If any provision of this Agreement or any of the other Loan Documents is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Agreement and the other Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect.

         11.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were on the same instrument. This Agreement shall become effective upon Lender's receipt of one or more counterparts hereof signed by Borrowers and Lender.

         11.6 Lender Not Fiduciary. The relationship between Borrowers and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrowers, and no term or provision of any of the Loan Documents shall be construed so as to deem the relationship between Borrowers and Lender to be other than that of debtor and creditor.

         11.7 Entire Agreement. This Agreement, including the Exhibits, Schedules and other Loan Documents and agreements referred to herein embody the entire agreement between the parties hereto, supersedes all prior agreements and understandings between the parties whether written or oral relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among Lender or Borrowers. This Agreement may be modified or changed only in a writing executed by both Lender and Borrowers and/or the other affected parties.

         11.8 Consent to Advertising and Publicity. Lender may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement; provided the Borrowers shall have approved the description of such credit accommodation which approval shall not be unreasonably withheld.

         11.9     [Omitted]

         11.10 Headings. Section headings have been inserted in the Agreement as a matter of convenience of reference only; such section headings are not a part of the Agreement and shall not be used in the interpretation of this Agreement.

         11.11 Broker's Fees. There are no brokers, finders' or other similar fees or commitments due with respect to the transactions described in the Agreement. Borrowers shall defend Lender and save and hold it harmless from all claims of any Persons for any such fees which indemnity shall include reasonable attorneys' fees and legal expenses.

         11.12 Venue. BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK STATE OF ILLINOIS. BORROWERS EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         11.13 Jury Trial Waiver. BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. BORROWERS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS AND LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

         The parties hereto have executed this Agreement or has caused the same to be executed by their duly authorized representatives as of the date first above written.

                                             BORROWERS:

                                             BLUEGREEN CORPORATION


                                             By:
                                                --------------------------------
                                             Printed Name:
                                                          ----------------------
                                             Its:
                                                 -------------------------------

                                             BLUEGREEN VACATIONS UNLIMITED, INC.


                                             By:
                                                --------------------------------
                                             Printed Name:
                                                          ----------------------
                                             Its:
                                                 -------------------------------

                                             LENDER:

                                             HELLER FINANCIAL, INC.


                                             By:
                                                --------------------------------
                                             Printed Name:
                                                          ----------------------
                                             Its:
                                                 -------------------------------

                                    APPENDIX

                                  Defined Terms

         The following terms used in this Agreement shall have the following meanings:

         Additional Borrowers. Such other Subsidiaries and/or Affiliates of the Borrowers which may own a Resort or an Additional Resort and become a "Borrower" hereunder with the approval of Lender.

         Additional Resorts. Those certain timeshare vacation resorts which the Lender may approve in the future which Intervals may be financed hereunder, which approval shall be in the Lender's reasonable discretion.

         Advance. Proceeds of the Loan advanced from time to time by Lender to Borrowers in accordance with this Agreement.

         Adverse Claim. A Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person.

         Affected Party. The Lender and any permitted assignee of Lender including any person who purchases a Loan participation or an assignment of the Loan pursuant to Section 10 hereof, an Eligible Assignee, the holding company of any such Person and any successor holding company thereof; provided, however, in no event shall Heller Financial, Inc. or its Affiliates be an "Affected Party."

         Affiliate. Any individual, trust, estate, partnership, limited liability company, corporation or any other incorporated or unincorporated organization (each, a "Person") that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with Borrowers; any officer, director or partner of Borrowers; or any relative of any of the foregoing. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Assignment. The Assignment of Pledged Receivables and Pledged Receivables Collateral in the form set forth on Exhibit B of this Agreement.

         Availability. At all times during the term of this Agreement, the lesser of (i) $35,000,000 minus outstanding Advances, or (ii) an amount equal to 95% of the principal balance of Pledged Receivables; provided, that notwithstanding anything to the contrary contained herein the amounts advanced against Pledged Receivables (i) relating to Eligible Uncompleted Unit Receivables shall not at any time represent in the aggregate more than the lesser of $5,000,000.00 or 30% of the aggregate principal amount of all Advances outstanding under this Agreement and (ii) relating to Managed Resorts shall not at any time represent in the aggregate more than $5,000,000 of the aggregate principal amount of all Advances outstanding under this Agreement.

After the Maturity Date or at the option of Lender in accordance with Section 8.10, after the occurrence and during the continuance of an Event of Default hereunder, Availability shall be zero ($0).

         Board. Board of Governors of the Federal Reserve System.

         Business Day. Any day which is not a Saturday or Sunday or a legal holiday under the laws of the State of Illinois, the Commonwealth of Pennsylvania, the State of Florida or the United States and which is a London Banking Day.

         Capital Lease. At any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         Capitalized Lease Obligations. With respect to any Person, all outstanding obligations of such Person in respect of all Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

         Club. The RDI Club formed pursuant to the RDI Vacation Club Trust Agreement dated the 2nd day of August, 1995 by and among RDI Resources, Inc., Vacation Trust, Inc. and the beneficiaries named therein, as amended from time to time as well as such other clubs as the Lender shall approve.

         Club Collateral. With respect to the Club, and to the extent owned by a Borrower, the reservation systems and related computer software and hardware.

         Code. The Uniform Commercial Code as adopted and in force in the State of Illinois as the same may be amended from time to time.

         Collateral. Has the meaning assigned in Section 2.1.

         Completed Units. A Unit at a Resort or Additional Resort which has been fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a Time Share Declaration.

         Compliance Documents. With respect to sales of Intervals in any state or jurisdiction: (i) evidence satisfactory to Lender that the governmental authority of such state or jurisdiction having jurisdiction over sales of timeshare intervals has issued all required approvals of Borrowers' offering materials, sales and financing documents and sales practices, and (ii) copies of Borrowers' offering materials, sales and financing documents as approved by such state.

         Consolidated Fixed Charge. The sum for Bluegreen Corporation and its subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expenses).

         Consolidated Net Income. The net income of Bluegreen Corporation and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding:

         (i)      the proceeds of any life insurance policy,

         (ii) any gains arising from (a) the sale or other disposition of any assets (other than land, timeshare intervals, current assets and other receivables sold in the ordinary course of business, including without limitation under the Purchase Facility, to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets and other receivables sold in the ordinary course of business), (b) any write-up of assets or (c) the acquisition of outstanding securities of Bluegreen Corporation or any subsidiary,

         (iii) any amount representing any interest in the undistributed earnings of any other person (other than a subsidiary),

         (iv) any earnings, prior to the date of acquisition, of any person acquired in any manner, and any earnings of any subsidiary acquired prior to its becoming a subsidiary,

         (v) any earnings of a successor to or transferee of the assets of Bluegreen Corporation prior to its becoming such successor or transferee,

         (vi) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any person, and

         (vii)    any extraordinary gains not covered by clause (ii) above.

         Consolidated Net Worth. On a consolidated basis for Bluegreen Corporation and its subsidiaries, at any date, (i) the sum of (a) capital stock taken at par or stated value plus (b) capital in excess of par or stated value relating to capital stock plus (c) retained earnings (or minus any retained earning deficit) minus (ii) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

         Costs. All expenditures and expenses which may be paid or incurred by or on behalf of Lender in connection with the documentation, modification, workout, collection or enforcement of the Loan or any of the Loan Documents. Notwithstanding the foregoing, Costs payable on the date of the initial Advance shall be limited to (i) the fees and costs of Lender's attorneys in connection with the documentation of the Loan and the due diligence review of Borrowers' deliveries; (ii) the costs of the Back-up Servicer, if applicable; and (iii) all applicable title, filing and recording fees and other closing costs. During the term of the Loan, Costs payable by Borrowers shall include: payments to remove or protect against liens; attorneys' fees; receivers' fees; engineers' fees; accountants' fees; independent consultants' fees (including environmental consultants); fees of the Custodian, the Servicer and the Back-up Servicer; all costs and expenses incurred in connection with any of the foregoing; outlays for documentary and expert evidence; stenographers' charges; stamp taxes; publication costs; and costs (which may be estimates as to items to be expended after entry of an order or judgment) for procuring all such abstracts of title, title and UCC searches, and examination, title insurance policies, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any action or to evidence to bidders at any foreclosure sale a true condition of the title to, or the value of, the Collateral.

         Credit Policy. Bluegreen's Credit Scoring Matrix dated July 7, 1997 and the collection policies with respect to the Receivables and the Receivables Collateral, which policies may not be amended or supplemented without the Lender's written approval, which shall not be unreasonably withheld.

         Custodial Agreement. An agency and custodial agreement; in such form as shall be reasonably satisfactory to both the Lender and the Borrowers which Agreement shall be by and among Borrowers, Lender and Custodian providing for the maintenance of the Receivables File relating to the Pledged Receivables.

         Custodian. Norwest Bank Minnesota, N.A. or such other Person designated by Lender and approved by Borrowers to maintain physical possession of the Pledged Receivables and the Pledged Receivables Collateral.

         Declaration. With respect to each Resort, the Condominium Declaration set forth on Exhibit H.

         Deed of Trust. An instrument by which legal title to an Interval is placed in one or more trustees to secure an Obligor's payment performance with respect to a Pledged Receivable.

         Default Rate. A per annum rate of interest equal to the Interest Rate plus two percent (2%).

         Determination Date. The last day of each Fiscal Month.

         Due Period. Each period consisting of a Fiscal Month.

         EBITDA. Consolidated Net Income plus all amounts deducted in the computation of Consolidated Net Income on account of (i) Consolidated Fixed Charges, (ii) depreciation and amortization expenses and other non-cash charges and (iii) income and profits taxes; provided, however, with respect to Bluegreen Corporation's 1999 Fiscal Year (ending March 28, 1999) the approximately $3,000,000 associated with prepayments penalties associated with its $110,000,000 Rule 144A debt offering shall be added back into income.

         Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having total assets in excess of

$1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any state thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD.

         Eligible Completed Unit Receivable. A Receivable which satisfies all of the following criteria:

         (a) payments due under the Receivable shall be self-amortizing and payable in monthly installments;

         (b) the weighted average term to maturity of all Receivables financed hereunder from the date when such receivable is pledged to Lender as Collateral pursuant to this Agreement is at least thirty-six (36) months at the time the Receivable is pledged hereunder;

         (c) as of the date of Funding, the Obligor thereunder has made a cash down payment of at least 10% percent of the actual purchase price of the Interval (which cash down payment may be represented by the principal payments on such Receivable since its date of origination) and no part of such payment has been made or loaned to Obligor by Borrowers or an Affiliate thereof;

         (d) the weighted average interest rate of all Receivables financed under this Agreement is not less than 13.90% per annum at the time and inclusive of the Receivable to be financed hereunder;

         (e) no principal or interest with respect to the receivable is more than thirty (30) days past due on a contractual basis at the time of Lender's Advance against such Receivable hereunder, nor becomes more than sixty (60) days past due;

         (f) the Obligor is not an Affiliate of the Borrowers; provided that an Obligor may be related to or employed by the Borrowers if such Receivables do not, in the aggregate, exceed $1,000,000, but only if such Obligor purchases the Interval on no less than the same terms and conditions offered to any non-Affiliate purchaser; provided that solely for the purposes of this clause (f) a relative of an employee of the Borrowers (or any of their Affiliates) shall not be deemed to be an "Affiliate";

         (g) the Receivable is free and clear of adverse claims, liens and encumbrances and is not currently, subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim;

         (h) if the Receivable is evidenced by a promissory note separate from the conditional sales contract, the Receivable is secured directly by a first priority Purchase Money Mortgage or Deed of Trust on the purchased Interval;

         (i) if the Purchase Money Mortgage secures a Pledged Receivable, the title to the Interval is insured under a mortgagee title insurance policy in form and substance acceptable to Lender;

         (j) no Receivable hereunder shall be in excess of $25,000 and no Obligor shall be the payor of aggregate Receivables herein and in the Purchase Facility in excess of $50,000;

         (k) payments with respect to the Receivable are to be in legal tender of the United States;

         (l) at least 90% of the aggregate outstanding principal balance of all Receivables arise from Obligors who are either residents of the U.S. or Canada at the time the Pledged Receivable is financed hereunder;

         (m) all monthly payments on the Receivable have been made by the Obligor and not by Borrowers or any Affiliate of Borrowers on the Obligor's behalf;

         (n)      the Receivable relates to a Resort or any Additional Resort;

         (o) the Receivable constitutes either "chattel paper", a "general intangible" or an "instrument" as defined in the Code as in effect in all applicable jurisdictions;

         (p) the assignment of the Receivable and the Receivables Collateral does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of the Receivable and Receivable Collateral does not require the consent of the Obligor;

         (q) the Receivable and Receivables Collateral is in full force and effect, constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship and moratorium laws, is not, to the Borrowers' actual knowledge, subject to any dispute, offset, counterclaim, defense or assignment whatsoever;

         (r) the Receivable relates to a Completed Unit and the Receivables Collateral does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable and Receivable Collateral;

         (s) the Receivable and Receivable Collateral satisfies all applicable requirements of the Credit Policy and was acquired by Borrowers in compliance with the underwriting guidelines set forth therein and has not been modified in any respect due to the deteriorative credit quality of the Obligor;

         (t) as to which to the Seller's knowledge (i) no bankruptcy is currently existing with respect to the Obligor and (ii) as to which the Obligor is not insolvent;

         (u) the Receivable shall not have an initial term to maturity of more than 120 months;

         (v) the Receivable has not been pledged as Collateral under this Agreement for more than one year except Receivables in respect of an Interval at Christmas Mountain Campground, The Timbers at Christmas Mountain and The Villas at Christmas Mountain;

         (w) the Receivable shall not have a contractual interest rate less than 12.90% per annum;

         (x) if a Resort is subject to a construction loan, the construction lender shall have signed and delivered a non-disturbance agreement (which may be contained in such lender's mortgage) pursuant to which such construction lender agrees not to foreclose on any Intervals relating to Pledged Receivables; and

         (y)      the Receivable shall meet the Minimum Credit Scoring Standard.

         Eligible Receivable. Shall mean Eligible Completed Unit Receivables and Eligible Uncompleted Unit Receivables.

         Eligible Uncompleted Unit Receivable. A Receivable in respect of an Interval in and to an Uncompleted Unit at a Resort which satisfies all of the following criteria:

         (a) payments due under the Receivable (after the Receivable shall have been released from any document or Payment Escrow in respect thereof) shall be self-amortizing and payable in monthly installments;

         (b) the weighted average term to maturity of all Receivables financed hereunder from the date when such receivable is pledged to Lender as Collateral pursuant to this Agreement is at least thirty-six (36) months at the time the Receivable is pledged hereunder;

         (c) as of the date of Funding, the Obligor thereunder has made a cash down payment (in the Payment Escrow if required by applicable law) of at least ten (10%) percent of the actual purchase price of the Interval (which cash down payment may be represented by the principal payments on such Receivable since its date of origination) and no part of such payment has been made or loaned to Obligor by Borrowers or an Affiliate thereof;

         (d) the weighted average interest rate of all Receivables financed under this Agreement is not less than 13.90% per annum at the time and inclusive of the Receivable to be financed hereunder;

         (e) no installment with respect to the Receivable (after the Receivable shall have been released from any document or Payment Escrow in respect thereof) is more than thirty (30) days past due on a contractual basis at the time of such release nor becomes more than sixty (60) days past due;

         (f) the Obligor is not an Affiliate of the Borrowers; provided that an Obligor may be related to or employed by the Borrowers if such Receivables do not, in the aggregate, exceed $1,000,000, but only if such Obligor purchases the Interval on no less than the same terms and conditions offered to any non-Affiliate purchaser; provided that solely for the purposes of this clause (f), a relative of an employee of the Borrowers (or any of their Affiliates) shall not be deemed to be an "Affiliate".

         (g) the Receivable (after the Receivable shall have been released from any document or Payment Escrow in respect thereof) is free and clear of adverse claims, liens and encumbrances and is not currently, nor shall it (after such release) be potentially in the future, subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim;

         (h) if the Receivable is evidenced by a promissory note separate from the conditional sales contract, the Receivable (after the Pledged Receivable shall have been released from any document or Payment Escrow in respect thereof) is secured directly by a first priority Purchase Money Mortgage or Deed of Trust on the purchased Interval;

         (i) if the Purchase Money Mortgage secures a Receivable, the title to the Interval is insured under a mortgagee title insurance policy in form and substance acceptable to Lender;

         (j) no Receivable hereunder shall be in excess of $25,000 and no Obligor shall be the payor of aggregate Pledged Receivables herein and in the Purchase Facility in excess of $50,000;

         (k) payments with respect to the Pledged Receivable are to be in legal tender of the United States;

         (l) at least 90% of the aggregate outstanding principal balance of all Receivables arise from Obligors who are either residents of the U.S. or Canada at the time the Receivable is financed hereunder;

         (m) all monthly payments on the Receivable (including, without limitation, any payments held in the Payment Escrow) have been made by the Obligor and not by Borrowers or any Affiliate of Borrowers on the Obligor's behalf;

         (n) the Receivable constitutes either "chattel paper", a "general intangible" or an "instrument" as defined in the Code as in effect in all applicable jurisdictions;

         (o) the Assignment of the Receivable and the Receivables Collateral does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the Assignment of the Receivable and Receivable Collateral does not require the consent of the Obligor, provided that any such Assignment shall be subject to the terms of any document or Payment Escrow in respect of such Receivable;

         (p) the Receivable and Receivables Collateral after the Receivable shall have been released from any document or Payment Escrow in respect thereof is in full force and effect, constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, assignment, liquidation, conservatorship and moratorium laws, is after the Receivable shall have been released from any document or Payment Escrow in respect thereof is not to the Borrowers' actual knowledge, subject to any dispute, offset, counterclaim, defense or assignment whatsoever;

         (q) the Receivable relates to an Uncompleted Unit at a Resort and the Receivable and Receivables Collateral does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, retail installment sales, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable and Receivable Collateral;

         (r) the Receivable and Receivable Collateral satisfies all applicable requirements of the Credit Policy and was acquired by Borrowers in compliance with the underwriting guidelines set forth therein and has not been modified in any respect due to the deteriorative credit quality of the Obligor or otherwise;

         (s) as to which to the Seller's knowledge (i) no bankruptcy is currently existing with respect to the Obligor and (ii) as to which the Obligor is not insolvent;

         (t) the Receivable shall not have an initial term to maturity of more than 120 months;

         (u) the Receivable has not been pledged under this Agreement for more than one year except Receivables in respect of an Interval at Christmas Mountain Campground, The Timbers at Christmas Mountain and The Villas at Christmas Mountain;

         (v) the Receivable shall not have a contractual interest rate less than 12.90% per annum;

         (w) a valid permanent certificate of occupancy in respect of the Uncompleted Unit related to the Receivable shall have been issued within 365 days of the date on which such Receivable was initially pledged to Lender under this Agreement;

         (x) at the time of the initial pledge of the Receivable to Lender under this Agreement, the construction of the Resort in which the Uncompleted Unit related to such Receivable is located shall have commenced, all permits and licensing in respect of such construction shall have been obtained

                  (including, without limitation, all construction permits, all zoning, density, accommodation and design approvals, all subdivision approvals, all utility approvals and all pre-sale marketing approvals and registrations) and all acquisition and construction financing, if any, shall have been obtained, shall be available and in place and shall be sufficient to acquire and fully construct and furnish the Resort and all amenities in respect thereof.

                  If at any time during which a Receivable shall be held in document or Payment Escrow such Receivable would, in the opinion of the Lender and without giving effect to such Payment Escrow, be subject to any Adverse Claims, liens or encumbrances, be subject to claims of rescission, invalidity, unenforceability, illegality, defense, offset or counterclaim, not be in full force and effect, not constitute the legal, valid and binding obligation of the Obligor thereunder, be subject to any dispute, offset, counterclaim or defense whatsoever, contravene in any material respect any laws, rules or regulations applicable thereto so as to materially impair the collectibility of such Pledged Receivable, such Pledged Receivable shall be deemed not to have satisfied this definition of "Eligible Uncompleted Unit Receivable."

                  After the Receivable shall have been released from any document or Payment Escrow in respect thereof and as soon as such Receivable satisfies the requirements of an "Eligible Competed Unit Receivable" and Borrowers certify the same in writing to Lender, such Pledged Receivable shall no longer be considered an "Eligible Uncompleted Unit Receivable."; and

         (y)      the Receivable shall meet the Minimum Credit Scoring Standard.

         Environmental Laws. Means and includes the following as now in effect or hereafter amended: the Comprehensive Environmental Response Compensation and Liability Act, ("CERCLA"), 42 U.S.C. ss.9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et. seq.; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601, et. seq.; the Clean Air Act, 42 U.S.C. ss.7401 et. seq.; the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C. ss.1251 et. seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et. seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et. seq.; the Atomic Energy Act, 42 U.S.C. ss.2011 et. seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f et. seq. and the state law equivalents; any so-called "Superfund" or "Superlien" law; and any statute, ordinance, code, rule, regulation, order, decree or requirement under international, federal, state, regional, provincial or local law (including, without limitation, administrative orders and consent decrees) in effect and as amended regulating, relating to or imposing liability or standards of conduct concerning public health and safety, protection of the environment, or any pollutant or contaminant or hazardous, toxic or dangerous substance, waste, chemical or material, as now or any time hereafter may be existing.

         Event of Bankruptcy. A petition under any Chapter of Title 11 of the United States Code or any similar law or regulation is filed by or against an Obligor (and in the case of an involuntary petition in bankruptcy, such petition is not discharged within sixty (60) days of its filing), or a custodian, receiver or trustee for an Obligor is appointed, or an obligor makes an assignment for the benefit of creditors, or obligor is adjudged insolvent by any state or federal court of competent jurisdiction, or Obligor admits its insolvency or inability to pay its debts as they become due or an attachment or execution is levied against the Unit by a creditor of an Obligor.

         Event of Default. Has the meaning set forth in Section 8.1 of this Agreement.

         Fiscal Month. With respect to any Fiscal Year, the monthly fiscal periods utilized by the Borrowers as of the date hereof which may not be modified without the Lender's written consent, which consent will not be unreasonably withheld.

         Fiscal Quarter. With respect to any Fiscal Year, the quarterly fiscal periods utilized by the Borrowers as of the date hereof which may not be modified without the Lender's written consent, which consent will not be unreasonably withheld.

         Fiscal Year. The annual fiscal periods utilized by the Borrowers as of the date hereof which may not be modified without the Lender's written consent, which consent will not be unreasonably withheld.

         GAAP. Generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board which are applicable in the circumstances as of the date in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles in a current period are comparable in all material respects to those applied in a preceding period, with any exceptions thereto noted.

         Guaranty. With respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;

         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         Hazardous Materials. Means the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCB's") or any substance or compound containing PCB's; asbestos or any asbestos-containing materials in any form or condition; radon; any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); and any other pollutant or contaminant or hazardous, toxic or dangerous chemicals, materials or substances, as all such terms are defined by Environmental Laws.

         Indebtedness. All payment obligations of Borrowers to Lender under the Loan Documents.

         Insurance Proceeds. Proceeds, paid by any insurer pursuant to any insurance policy covering a Unit, Receivable or Receivables Collateral.

         Intangible Asset. A nonphysical, noncurrent right that gives Bluegreen or any of its subsidiaries an exclusive or preferred position in the marketplace including but not limited to a copyright, patent, trademark, goodwill, organization costs, capitalized advertising cost, computer programs, licenses for any of the preceding, government licenses (e.g., broadcasting or the right to sell liquor), leases, franchises, mailing lists, exploration permits, import and export permits, construction permits, and marketing quotas.

         Interest Rate. A floating rate per annum equal to the Base Rate plus 2.75% (the aggregate rate referred to as the "Interest Rate"). "Base Rate" shall mean the rate published each business day in The Wall Street Journal for deposits maturing ninety (90) days after issuance under the caption "Money Rates, London Interbank Offered Rates (LIBOR)" as the same may be adjusted by the Statutory Reserve Rate. The Interest Rate for each Fiscal Month shall be fixed based upon the Interest Rate published prior to and in effect on the first
(1st) Business Day of such Fiscal Month. Interest shall be calculated based on a 360 day year and charged for the actual number of days elapsed.

         Interval. With respect to any Resort or Additional Resort, (i) an undivided fee simple ownership interest as a tenant in common or (ii) with respect to Christmas Mountain

Campground, The Timbers at Christmas Mountain, The Villas at Christmas Mountain, an undivided fee simple ownership interest as a tenant in common and the applicable Resort Interest, in either case, with respect to any Unit in such Resort or Additional Resort, with a right to use such Unit, or a Unit of such type, generally for one week annually, together with all appurtenant rights and interests as more particularly described in the Timeshare Documents.

         Lien. With respect to any Collateral, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         Loan. The Thirty-five Million Dollar ($35,000,000) credit facility described in this Agreement.

         Loan Documents. Collectively, this Agreement, the Note, the Servicing Agreement, the Structuring Fee Letter, the Resort Blanket Mortgages and any and all other agreements, documents, instruments and certificates delivered or contemplated to be delivered in connection with this Agreement, as such may be amended, renewed, extended, restated or supplemented from time to time.

         Lockbox Bank. Such banking institution selected by Borrowers and approved by Lender to act as the depositary of payments on the Pledged Receivables and the Pledged Receivables Collateral under the Lockbox Agreement.

         Lockbox Agreement. An agreement among Bluegreen Corporation, Lender and Lockbox Bank providing for the receipt by Lockbox Bank of payments on the Pledged Receivables and the Pledged Receivables Collateral and disbursement of such payments to Lender.

         London Banking Day. Any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         Managed Resorts. Those certain timeshare vacation resorts commonly known as Landmark Holiday Beach Resort, Ocean Towers Beach Club, Panama City Resort and Club, Surfrider Beach Club, Tropical Sands Resort, Resort Sixty Six, Via Roma Beach Resort, Orlando's Sunshine Resort, Gulfstream Manor, Dolphin Beach Club, Fantasy Island Resort II, Outrigger Beach Club, Petit Crest Resort, and any other Resort approved in writing by the Lender.

         Mandatory Prepayment. Any prepayment required by Section 1.7(b) of this Agreement.

         Material Adverse Effect. With respect to any event or circumstance, a material adverse effect on:

         (a) the business, assets, financial condition or operations of Borrowers and their respective subsidiaries, taken as a whole;

         (b) the ability of Borrowers or its direct or indirect subsidiaries to perform their respective obligations under this Agreement or any other Loan Document;

         (c) the validity, enforceability or collectibility against Borrowers of this Agreement or the other Loan Documents;

         (d) the status, existence, perfection or priority of (i) the Lender's security interest in the Collateral, or (ii) Borrowers' ownership interest in the Pledged Receivables or Pledged Receivables Collateral; or

         (e) the validity, enforceability or collectibility of the Pledged Receivables or Pledged Receivables Collateral.

         Maturity Date. June 26, 2000.

         Maximum Exposure. The lesser of (a) $35,000,000, or (b) ninety-five percent (95%) of the outstanding principal balance of all Pledged Receivables; provided, however, notwithstanding anything to the contrary contained herein the outstanding principal amount of Advances made (i) with respect to Eligible Uncompleted Unit Receivables shall not in the aggregate represent more than the lesser of $5,000,000 or thirty percent (30%) of the aggregate principal amount of Advances outstanding hereunder, and (ii) relating to Managed Resorts shall not at any time represent in the aggregate more than $5,000,000 of the aggregate principal amount of all Advances outstanding under this Agreement and, in each such case, any such excess shall require a prepayment of the Loan or the pledge of Eligible Receivables consistent with Section 1.7(b) hereof.

         Minimum Credit Scoring Standard. The Receivable does not have a "20," "25" or "99" designation under the Credit Policy provided that no more than thirty percent (30%) of the Receivables shall have a designation of "10." Notwithstanding the preceding sentence, any Receivable shall satisfy the Minimum Credit Scoring Standard if the Obligor relating to such Receivable has made the aggregate required payments over the most recent twelve (12) months with respect to the Receivable.

         Monthly Reports. The monthly reports required pursuant to Section 5.4(a) of this Agreement.

         Note. The promissory note evidencing the Loan executed and delivered by Borrowers to Lender concurrently herewith and attached hereto as Exhibit A.

         Obligor. Any Person who purchases one or more Intervals and finances the purchase of the same.

         Payment Date. Wednesday of each week; provided, however, in the event such date is not a Business Day the next succeeding Business Day.

         Payment Escrow. An escrow into which payments made by an Obligor under an Eligible Uncompleted Unit Receivable are required to be made pursuant to applicable state law.

         Permitted Adverse Claims means (a) any Adverse Claim created under any Loan Document; (b) any Adverse Claim for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, provided that no notice of Adverse Claim has been filed or recorded under the Code of any of the states wherein the Resorts or Additional Resorts are located;
(c) carriers, warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Adverse Claims arising in the ordinary course of business which are not delinquent or remain payable without penalty; and (d) Permitted Liens.

         Permitted Liens. Each of the liens listed on Exhibit H attached hereto.

         Person. Natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         Pledged Receivables. At any date of determination, (i) all Eligible Receivables against which Lender shall have made an Advance which remains outstanding as of such date, and (ii) all Receivables which are no longer Eligible Receivables and for which a mandatory prepayment under Section 1.7(b)(i) is required and has not occurred; provided, however, in no event shall the Receivables described in this clause (ii) be utilized in the definition of "Availability" or in the definition of "Maximum Exposure" in which case the references to "Pledged Receivable" therein shall be only to Eligible Receivables.

         Pledged Receivables Collateral. Receivables Collateral relating to Pledged Receivables.

         Preferred Stock. Shall mean stock that takes priority over common stock in regard to the payment of dividends.

         Project Indebtedness. All payment obligations of Borrowers under or in respect of any of the Project Loan Documents.

         Project Loan. The Loan which may be made by Lender pursuant to the Project Loan Agreement by and between Lender and Borrowers.

         Project Loan Agreement. The Agreement by and between Lender and Borrowers pursuant to which the Project Loan may be made.

         Project Loan Collateral. Each of the Project Loan Mortgages associated with the Project Loans.

         Project Loan Mortgages. The mortgages and deeds of trust made by Borrowers for the benefit of Lender required pursuant to the Project Loan Agreement.

         Purchase Documents. Any purchase agreement and related sale and escrow documents executed and delivered by an Obligor to any Borrower or the Additional Resort Owners with respect to the purchase of an Interval which is the subject of a Pledged Receivable.

         Purchase Facility. The Asset Purchase Agreement dated June 26, 1998 by and among Bluegreen Receivables Finance Corporation III, as seller, BRFC III Deed Corporation, as deed custodian solely for the benefit of Heller Financial, Inc., Heller Financial, Inc., as purchaser, Bluegreen Corporation, as originator and servicer, and U.S. Bank National Association, as cash administrator.

         Purchase Limit. $100,000,000, as such amount may be adjusted from time to time pursuant to Section 2.12(b) of the Purchase Facility.

         Purchase Money Mortgage. Any mortgage or deed of trust executed and delivered by an Obligor to Borrowers or an Additional Resort Owner with respect to the purchase of an Interval, encumbering all of the right, title and interest of each such Obligor in and to the purchased Interval as security for the Obligor's obligations under any Receivable.

         Reassignment of Pledged Receivables. The Reassignment of Receivables and Receivables Collateral in the form set forth on Exhibit C of this Agreement.

         Receivables. A conditional sale contract or note and its related security, including but not limited to any Purchase Money Mortgage, Deed of Trust or security interest in the related Interval (any accessions thereto) and any and all rights to payments thereunder.

         Receivables Collateral. The Receivables, including: (i) all interest, finance charges, and principal received on or with respect to the Receivables;
(ii) the Receivables Files; (iii) property which secured a Receivable and which has been acquired by repossession or otherwise; (iv) all rights to Insurance Proceeds and Liquidation Proceeds; and (v) the proceeds of the foregoing and the rights to enforce the foregoing.

         Receivables File. With respect to a Receivable, such Receivable; the Assignment of such Receivable; the Purchase Money Mortgage or UCC financing statement, if any, evidencing that the security interest granted under such Receivable has been perfected under applicable state law; the original of any assumption agreement or any modification extension or refinancing agreement; the application of the related Obligor to obtain the financing extended by such Receivable; and the Purchase Documents.

         Regulatory Change means relative to any Affected Party:

         (a) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any:

                  (i) United States Federal or state law or foreign law applicable to such Affected Party,

                  (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or government authority charged with the interpretation or administration of any law referred to in clause
                           (a)(i), or of (B) any rating agency, fiscal, monetary or other authority having jurisdiction over such Affected Party, or

                  (iii) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

         (b) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

         Repayment Price. With respect to any Receivable, 95% of the outstanding principal amount of the Receivable at the time of any prepayment of the same under Section 1.7(a) or such lesser amount as may be equal to outstanding Advances provided Advances do not exceed Maximum Exposure.

         Resorts. Those certain timeshare vacation resorts commonly known as Shore Crest (Myrtle Beach, South Carolina), Harbour Lights (Myrtle Beach, South Carolina), Mountain Loft (Gatlinburg, Tennessee), Laurel Crest (Pigeon Forge, Tennessee), Falls Village (Branson, Missouri) Christmas Mountain Campground (Wisconsin Dells, Wisconsin), The Timbers at Christmas Mountain (Wisconsin Dells, Wisconsin), The Villas at Christmas Mountain (Wisconsin Dells, Wisconsin) as more particularly described on Exhibit M and shall include the Managed Resorts.

         Resort Blanket Mortgage. Each of the mortgages and deeds of trust made by Borrowers, or the Additional Resort Owners, for the benefit of Lender, encumbering at each Resort or Additional Resort listed on Exhibit I the Intervals which are the subject of a Pledged Receivable.

         Resort Interest. With respect to Christmas Mountain Campground, a 1/3 divided interest in an undivided fee simple ownership interest, with respect to The Timbers at Christmas Mountain, a 1/3 divided interest in an undivided fee simple ownership interest and a 1/6 divided interest in an undivided fee simple ownership interest relating to the usage of a townhome, and with respect to The Villas at Christmas Mountain, a 1/3 divided interest in an undivided fee simple ownership interest, all as more particularly described in the Timeshare Documents.

         Servicer. Initially means Bluegreen Corporation, a Massachusetts corporation, together with its successors and assigns.

         Servicing Agreement. A servicing agreement between Lender, Borrowers and the Servicer approved by Lender providing for the servicing of the Pledged Receivables and the Pledged Receivables Collateral in the form attached hereto as Exhibit F.

         Statutory Reserve Rate. A fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board, for advances (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D and shall be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         Structuring Fee Letter. That certain letter agreement between Borrowers and Lender dated as of the date of this Agreement, a copy of which is attached hereto as Exhibit K, setting forth therein the structuring fees required to be paid by Borrowers to Lender.

         Subordinated Indebtedness. Indebtedness of Borrowers or its subsidiaries, whether direct or indirect, to non-affiliated Persons which is subordinated to the Indebtedness on a basis acceptable to the Lender. No indebtedness shall be considered Subordinated Indebtedness unless the obligations of each of the Borrowers or its subsidiaries (whether direct, indirect or contingent) is subordinated on a basis acceptable to the Lender.

         Successor Servicer. Any Servicer other than the Borrowers or an Affiliate of the Borrowers appointed pursuant to the terms of the Servicing Agreement.

         Tangible Net Worth. Consolidated Net Worth minus Intangible Assets plus Subordinated Indebtedness.

         Term. Has the meaning set forth in Section 1.2 of this Agreement.

         Time Share Association. A not-for-profit corporation under applicable state law which is responsible for operating and maintaining a Resort or an Additional Resort pursuant to the terms of the Declaration and/or Time Share Declaration in respect thereof.

         Time Share Declaration. With respect to each Resort, the Time Share Declaration set forth on Exhibit L.

         Time Share Documents. With respect to any Resort, the documents relating to the sale of Intervals by Borrowers, including without limitation the documents on Exhibit L.

         Total Indebtedness. With respect to the Borrowers and its subsidiaries means, at any time, without duplication,

         (a) its liabilities for borrowed money (exclusive of Advances hereunder and Subordinated Indebtedness) and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c)      all Capitalized Lease Obligations;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f)      Interest Rate Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Uncompleted Unit. Any Unit that is not a Completed Unit.

         Unit. One individual air-space condominium unit, cabin, villa, cottage or townhome within a Resort or Additional Resort, together with all furniture, fixtures and furnishings therein, and together with any and all interests in common elements appurtenant thereto, as provided in a Declaration; provided that the definition of "Unit" shall not include or apply to those units relating a campground/tent site, recreational vehicle site or other non-permanent building or structure.

                                    EXHIBIT A

                              AMENDED AND RESTATED
                                      NOTE

$35,000,000.00                                                    June ___, 1999

         FOR VALUE RECEIVED, BLUEGREEN CORPORATION AND BLUEGREEN VACATIONS UNLIMITED, INC.("Makers") whose addresses are 4960 Blue Lake Drive, Boca Raton, Florida 33431, jointly and severally promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation, and its successors and assigns ("Holder") the sum of up to THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000 OR, IF LESS, THE AGGREGATE UNPAID AMOUNT OF ALL ADVANCES SHOWN ON THE SCHEDULE ATTACHED HERETO), together with all other amounts added thereto pursuant to this Note or otherwise payable to Holder (the "Loan") (or so much thereof as may from time to time be outstanding), together with interest thereon as hereinafter set forth, payable in lawful money of the United States of America. Payments shall be made to Holder at 500 West Monroe Street, 28th Floor, Chicago, Illinois 60661 (or such other address as Holder may hereafter designate in writing to Makers).

         The repayment of the Loan evidenced by this Note is secured by that certain Amended and Restated Loan and Security Agreement of even date herewith (the "Agreement"), which amends and restates that certain Loan and Security Agreement dated as of October 20, 1998 (the "Prior Loan Agreement") pursuant to which Makers have granted Lender a first priority lien on the Collateral as of the Closing Date. This Note, the Agreement, and any other documents evidencing or securing the Loan or executed in connection therewith, and any modification, renewal or extension of any of the foregoing are collectively called the "Loan Documents".

         This Note has been issued pursuant to the Agreement, and all of the terms, covenants and conditions of the Agreement (including all Exhibits thereto), and all other instruments evidencing or securing the indebtedness hereunder are hereby made a part of this Note and are deemed incorporated herein in full. Defined terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

1.       Principal and Interest.

         Principal and Interest shall be payable as provided in the Agreement.

2.       Payment.

         Makers shall make payments on the Loan as set forth in the Agreement. If not sooner repaid, the entire outstanding principal amount of the Loan, together with all accrued but unpaid interest, fees, and charges shall be payable by the Maturity Date.

3.       Prepayment.

         Makers may prepay the Loan as provided in the Agreement.

4.       Default.

         4.1      Events of Default.

         Events of Default shall be as described in Section 7.1 of the Agreement.

         4.2      Remedies.

         So long as an Event of Default remains outstanding and subject to the terms of the Agreement: (a) interest shall accrue at a rate equal to the Interest Rate plus two percent (2%) per annum; (b) Holder may, at its option and without notice (such notice being expressly waived) except as provided in the Agreement, declare the Loan immediately due and payable; and (c) Holder may pursue all rights and remedies available under the Agreement, or any other Loan Documents. Holder's rights, remedies and powers, as provided in this Note, and the other Loan Documents are cumulative and concurrent, and may be pursued singly, successively or together against Makers, the security described in the Loan Documents, and any other security given at any time to secure the payment hereof, all at the sole discretion of Holder. Additionally, Holder may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in Holder's sole discretion. Failure of Holder, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default.

         If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents whether or not legal proceedings are thereafter instituted by Holder; (ii) to represent Holder in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note; (iii) to protect the liens and security interests of the Loan Agreement or any of the Loan Documents; (iv) to foreclose on the Collateral; (v) to represent Holder in any other proceedings whatsoever in connection with the Agreement or any of the Loan Documents including post judgment proceedings to enforce any judgment related to the Loan Documents; or
(vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Makers shall pay to Holder all costs, reasonable attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

5.       Late Charge.

         If payments of principal and/or interest, or any other amounts under the Loan Documents are not timely made or remain overdue for a period of ten
(10) days, Makers, without notice or demand by Holder, promptly shall pay an amount ("Late Charge") equal to two percent (2%) of each delinquent payment; provided, however, the Late Charge shall not be applicable in the event the Default Rate shall be accruing; provided, further, that nothing in this paragraph 5 shall give Holder the option to apply the Late Charge if Holder is entitled to cause the Default Rate to accrue.

6.       Governing Law; Severability.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois. The invalidity, illegality or unenforceability of any provision of this Note shall not affect or impair the validity, legality or enforceability of the remainder of this Note, and to this end, the provisions of this Note are declared to be severable.

7.       Waiver.

         To the extent permitted by law, Makers, for themselves and all endorsers, guarantors and sureties of this Note, and their heirs, successors and assigns, legal representatives, hereby waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agree that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder. Makers, for themselves and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby consent to every extension of time, renewal, waiver or modification that may be granted by Holder with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, guarantors or sureties, and of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to Makers or to any endorser, guarantor or surety and without affecting the liability of any of them.

8.       Security, Application of Payments.

         This Note is secured by the liens, encumbrances and obligations created hereby and by the other Loan Documents. Payments will be applied to any fees, expenses or other costs Makers are obligated to pay under this Note or the other Loan Documents, to interest due on the Loan and to the outstanding principal balance of the Loan, in any order that Holder, at its sole option, may deem appropriate.

9.       Miscellaneous.

         9.1      Amendments.

         This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

         9.2      Lawful Rate of Interest.

         The maximum amount of interest paid or to be paid to Holder pursuant to this Note or any Loan Document shall be governed by the Agreement.

         9.3      Captions.

         The captions of the Paragraphs of this Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

         9.4      Notices.

         Notices shall be given under this Note in conformity with the terms and conditions of the Agreement.

         9.5      Joint and Several.

         The obligations of Makers under this Note shall be joint and several obligations of each Maker and of each Maker's heirs, personal representatives, successors and assigns.

         9.6      Time of Essence.

         Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

10.      Venue.

         MAKERS HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. MAKERS HEREBY IRREVOCABLY APPOINT AND DESIGNATE CSC, WHOSE ADDRESS IS MAKERS, C/O CSC, 33 NORTH LASALLE STREET, CHICAGO, ILLINOIS 60602, AS ITS DULY AUTHORIZED AGENT FOR SERVICE OF LEGAL PROCESS AND AGREE THAT SERVICE OF SUCH PROCESS UPON SUCH PARTY SHALL CONSTITUTE PERSONAL SERVICE OF PROCESS UPON MAKERS. IN THE EVENT SERVICE IS UNDELIVERABLE BECAUSE SUCH AGENT MOVES OR CEASES TO DO BUSINESS IN CHICAGO, ILLINOIS, MAKERS SHALL, WITHIN TEN (10) DAYS AFTER HOLDER'S REQUEST, APPOINT A SUBSTITUTE AGENT (IN CHICAGO, ILLINOIS) ON THEIR BEHALF AND WITHIN SUCH PERIOD NOTIFY HOLDER OF SUCH APPOINTMENT. IF SUCH SUBSTITUTE AGENT IS NOT TIMELY APPOINTED, HOLDER SHALL, IN ITS SOLE DISCRETION, HAVE THE RIGHT TO DESIGNATE A SUBSTITUTE AGENT UPON FIVE (5) DAYS NOTICE TO MAKERS. MAKERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THEM BY HOLDER ON THE LOAN DOCUMENTS OR RELATED LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.

11.      Sale of Loan.

         Subject to the terms of the Agreement, Holder, at any time and without the consent of Makers, may grant Participations in or sell, transfer, assign and convey all or any portion of its right, title and interest in and to the Loan, this Note, the Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any Collateral given to secure the Loan.

12.      Jury Trial Waiver.

         MAKERS, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY MAKERS AND BY HOLDER, AND MAKERS ACKNOWLEDGE THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF HOLDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. MAKERS AND HOLDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT MAKERS AND HOLDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. MAKERS AND HOLDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

13.      No Novation.

         This Note issued on the date hereof is issued in replacement of and substitution for any Note issued under the Prior Loan Agreement prior to the date hereof, and does not represent a repayment, extinguishment or novation of the Loan. The Loan, including, without limitation, all accrued and unpaid interest thereon, shall be deemed to continue and shall hereafter be evidenced by this Note.

         IN WITNESS WHEREOF, Makers have executed this Note or have caused the same to be executed by its duly authorized representatives as of the date set first forth above.

                                             MAKERS:

                                             BLUEGREEN CORPORATION


                                             By:
                                                 -------------------------------
                                             Printed Name:
                                                           ---------------------
                                             Title:
                                                    ----------------------------

                                             BLUEGREEN VACATIONS UNLIMITED,
                                             INC.


                                             By:
                                                 -------------------------------
                                             Printed Name:
                                                           ---------------------
                                             Title:
                                                    ----------------------------

  Schedule attached to Note dated June ___, 1999 of Bluegreen Corporation and Bluegreen Vacations Unlimited, Inc.
                                  payable to the order of Heller Financial, Inc.
-----------------------------------------------------------------------------------------------------------------
             Date of Loan                          Amount of Loan                      Amount of Repayment
             ------------                          --------------                      -------------------

                                    EXHIBIT B

                               Form of Assignment

When Recorded Mail To:

[Custodian]

              Assignment of Receivables and Receivables Collateral

         Assignment (this "Assignment") made and executed as of June ___, 1999, is made by and between Bluegreen Corporation, a Massachusetts corporation, whose address is 4960 Blue Lake Drive, Boca Raton, Florida 33431 ("Bluegreen Corporation"), Bluegreen Vacations Unlimited, Inc., whose address is 4960 Blue Lake Drive, Boca Raton, Florida 33431 ("Bluegreen Vacations" and together with Bluegreen Corporation and the Additional Borrowers (as hereinafter defined) collectively referred to herein as the "Makers" or the "Borrowers" and sometimes referred to herein individually as a "Maker" or "Borrower"), and Heller Financial, Inc., a Delaware corporation ("Lender"), whose address is 500 West Monroe Street, 28th Floor, Chicago, Illinois 60661.

                                   WITNESSETH:

         WHEREAS, Borrowers and Lender have entered into an Amended and Restated Loan and Security Agreement, dated as of June ___, 1999 (as amended from time to time, the "Agreement"), pursuant to which Lender has agreed to lend, upon the terms and conditions set forth in the Agreement, up to $35,000,000 (the "Loan") to Borrowers to be evidenced by a Promissory Note dated June ___, 1999 (together with any renewals, extensions, substitutions or modifications thereof, the "Note") and secured by a security interest granted by Borrowers to Lender on certain Receivables and Receivables Collateral as well as other Collateral of Borrowers (as such terms are defined in the Agreement).

         NOW THEREFORE, to secure the payment and performance of the Indebtedness, the Project Indebtedness and other obligations of Borrowers to Lender under the Agreement, the Note and the other the Project Indebtedness Loan Documents (as such terms are defined in the Agreement) and in consideration of the extension of the Loan to Borrowers and subject to the terms of the Agreement, Borrowers hereby collaterally convey, assign, transfer and set over unto Lender as collateral security for the Loan, the Indebtedness and the Project Indebtedness all of its right, title and interest in and to the Receivables and the Receivables Collateral, set forth on Schedule 1 attached hereto, and all other Collateral connected therewith collaterally assigned to Lender pursuant to the terms of the Agreement, together with all proceeds derived therefrom and other Collateral delivered in substitution or replacement thereof.

         The execution and delivery of this Assignment shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of Borrowers under any or all of the Receivables and Receivables Collateral hereby assigned, it being understood and agreed that notwithstanding this Assignment or any subsequent collateral assignment, all of the obligations of the Borrowers to each and every other party under each and every one of such Receivables and Receivables Collateral shall be and remain enforceable by such other party, its successors and assigns, only against Borrowers and their successors and assigns, and that Lender has not assumed any of the obligations or duties of Borrowers under or with respect to any of such Receivables and Receivables Collateral.

         Borrowers hereby agree and acknowledge that neither the acceptance of this Assignment by Lender nor the exercise of, or failure to exercise, any right, power or remedy in this instrument conferred upon Lender shall be deemed or construed to obligate Lender, or its successors or assigns, to pay any sum of money, take any action or incur any liability in connection with any of the Receivables and Receivables Collateral hereby assigned to Lender. It is further agreed and understood by Borrowers that neither Lender nor its successors or assigns shall be liable in any way for any costs, expenses or liabilities connected with, or any charges or liabilities resulting from, any of such Receivables and Receivables Collateral.

         If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term thereof, such provision shall be fully severable, this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof or thereof, and the remaining provisions hereof or thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         This Assignment shall be binding upon Borrowers and their successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

         This Assignment shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Illinois (without regard to conflicts of law principles) and applicable laws of the United States.

         IN WITNESS WHEREOF, Borrowers have executed this Assignment on the date first written above.

                                    BLUEGREEN CORPORATION


                                    By:
                                        ----------------------------------
                                    Printed Name:
                                                  ------------------------
                                    Title:
                                           -------------------------------

                                    BLUEGREEN VACATIONS UNLIMITED,
                                    INC.


                                    By:
                                        ----------------------------------
                                    Printed Name:
                                                  ------------------------
                                    Title:
                                           -------------------------------

STATE OF ________ )
                           ) ss.
COUNTY OF _____            )

         On this day _____ of ______________, 1998 before me, a Notary Public, personally appeared _______________________, personally known to me, the ________________ of ____________________, a ____________ corporation, who being by me first duly sworn declared that the foregoing instrument was signed by him/her on behalf of the aforesaid corporation, acknowledging said instrument to be its free act and deed.


----------------------------
Notary Public

My term expires:

-------------------

         [NOTARIAL SEAL]

         GIVEN under my hand and Notarial Seal this                         .
                                                    ------------------------

         -----------------------------------
                   NOTARY PUBLIC

My Commission Expires:

                                   SCHEDULE 1

                 List of Receivables and Receivables Collateral

                                    EXHIBIT C

         Form of Reassignment of Receivables and Receivables Collateral

                         Reassignment of Receivables and
                             Receivables Collateral

         This Reassignment of Receivables and Receivables Collateral ("Reassignment") is made and executed as of _______________, 1999, by Heller Financial, Inc., a Delaware corporation (the "Lender") to ___________________, a ______________________ (the "Borrowers").

                                   WITNESSETH:

         WHEREAS, the Borrowers and Lender have entered into an Amended and Restated Loan and Security Agreement, dated as of June ___, 1999 (as amended from time, to time, the " Agreement"), pursuant to which Lender has agreed to lend, upon the terms and conditions set forth in the Agreement, up to $__________ (the "Receivables Loan") to Borrowers, evidenced by a Promissory Note dated _________, 19__ (the "Note"), which is secured by a security interest and lien granted by the Borrowers to Lender on certain Receivables and the Receivables Collateral related thereto, as well as other Collateral of the Borrowers (as such terms are defined in the Agreement), pursuant to one or more Assignments of Receivables and Receivables Collateral (collectively, the "Assignment"); and

         WHEREAS, the Agreement provides that upon the occurrence of certain events, including but not limited to repayment of any of the Receivables held as collateral under the Assignment, Lender will reassign such Receivables and the Receivables Collateral related thereto to the Borrowers.

         NOW THEREFORE, Lender hereby reconveys, reassigns, transfers and sets over unto the Borrowers all of its right, title and interest in and to the Receivables and the Receivables Collateral related thereto described in Exhibit 1 attached hereto and incorporated herein by this reference, without recourse and without warranty of any kind.

         IN WITNESS WHEREOF, Lender has executed this Reassignment on the date first written above.


                                    HELLER FINANCIAL, INC.,
                                    a Delaware corporation

                                    By:
                                        ----------------------------
                                    Its:
                                         ---------------------------

Attest:


----------------------

STATE OF ILLINOIS          )
                           )SS
COUNTY OF _______          )

         I, _________________________________, a notary public in and for said county, in the State aforesaid, do hereby certify that ____________, personally known to me to be the _________________ of Heller Financial, Inc., a corporation of the State of Delaware, whose name is subscribed to the within instrument, appeared before me this day in person and acknowledged that as such _____________ he/she signed and delivered the said instrument as
___________________ of said corporation to be thereunto affixed, as their free and voluntary act and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

         Given under my hand and notarial seal this ____ day of __________________, 1999.

                                           ------------------------------
                                                            Notary Public

My Commission expires:

-----------------------

                                    EXHIBIT 1

                            Description of Reassigned
                     Receivables and Receivables Collateral

                                    EXHIBIT D

                              Requests For Advance

DATE:
     ---------------------------

Heller Financial, Inc.
Attn: Portfolio Administrator,
      Vacation Ownership
500 West Monroe St., 31st Fl.
Chicago, Illinois 60661

                  RE:      HSF Loan No. 98-087
                           $35,000,000 credit facility described in that certain Amended and Restated Loan and
                           Security Agreement (the "Agreement")
                           between Heller Financial, Inc. ("Lender") and Bluegreen Corporation ("Bluegreen") on behalf of the Borrowers described thereunder.

Dear Sir or Madam:

         In accordance with the terms of the Amended and Restated Loan and Security Agreement, Borrowers wish to obtain an Advance of $_______________________ on ___________________, 19____. All terms used herein, unless otherwise specified, shall have the meanings assigned in the Agreement. In order to induce Lender to make such Advance, Bluegreen on behalf of Borrowers hereby represent and warrant to Lender:

         1. No Event of Default exists, and no event exists which, with the passage of time or notice or both, would constitute an Event of Default or will occur as a result of the Advance requested herein.

         2. The representations and warranties contained in the Agreement are true, correct and complete in all material respects on and as of the date of funding of each Advance except for any representation or warranty limited by its terms to a specific date or affected by the transactions permitted by the Agreement and taking into account any amendments to the schedules or exhibits as a result of any subsequent disclosures made by Borrowers in writing to and approved by Lender, and except to the extent of changes occurring in the ordinary course of business that, either singly or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

         3. Borrowers are in compliance with each and every one of its covenants, agreements and obligations under the Agreement.

         4. Borrowers have no defenses or offsets with respect to the payment of any amounts due Lender.

         6.       Lender has performed all of its obligations to Borrowers.

         7. All Receivables listed on Schedule A attached hereto meet all of the requirements of Eligible Receivables and relate to the ________ Resort.

         8. Borrowers shall grant Lender a security interest in and lien upon those certain Receivables and Receivables Collateral set forth in Schedule A attached hereto.

         9.       Advances shall be wired to Bluegreen's account #___________.

         10. All Receivables arising from the Resorts listed on Schedule A attached hereto have been originated by the applicable Borrower set forth opposite such Resort below:

RESORT                                                      BORROWER
------                                                      --------
Mountain Loft Resort                                        Bluegreen Corporation
Laurel Crest Resort                                         Bluegreen Corporation
Shore Crest Resort                                          Bluegreen Vacations Unlimited, Inc.
Harbour Lights Resort                                       Bluegreen Vacations Unlimited, Inc.
Falls Village Resort                                        Bluegreen Vacations Unlimited, Inc.
Christmas Mountain Campground                               Bluegreen Vacations Unlimited, Inc.
The Timbers at Christmas Mountain                           Bluegreen Vacations Unlimited, Inc.
Christmas Mountain Campground, The                          Bluegreen Vacations Unlimited, Inc.
Timbers at Christmas Mountain, The Villas at
Christmas Mountain, Mountain Landmark
Holiday Beach Resort, Ocean Towers Beach
Club, Panama City Resort and Club, Surfrider
Beach Club, Tropical Sands Resort, Resort
Sixty Six, Via Roma Beach Resort, Orlando's
Sunshine Resort, Gulfstream Manor, Dolphin
Beach Club, Fantasy Island Resort II,
Outrigger Beach Club, Petit Crest Resort

BLUEGREEN CORPORATION

By:
      -----------------------------
Name:
      -----------------------------
Its:
      -----------------------------

                                   SCHEDULE A

                       Description of Pledged Receivables
                       and Pledged Receivables Collateral

                                    EXHIBIT E

                                 Form of Allonge

                                     ALLONGE

         The foregoing note or instrument shall be and is hereby endorsed as follows with respect to the Loan and Security Agreement:

                  "Pay to the order of Heller Financial, Inc., with recourse."

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Its:
                                          -------------------------------------

         The foregoing endorsement shall have the same effect as though it were written directly on the note or instrument identified above.


         The foregoing note or instrument shall be and is hereby endorsed as follows with respect to the Sale and Contribution Agreement:

         "Pay to the order of Bluegreen Receivables Finance Corporation III, without recourse, representation or warranty except as provided in the Sale and Contribution Agreement."

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Its:
                                          -------------------------------------

         The foregoing endorsement shall have the same effect as though it were written directly on the note or instrument identified above.

         The foregoing note or instrument shall be and is hereby endorsed as follows with respect to the Purchase Facility:

                  "Pay to the order of Heller Financial, Inc., without recourse, representation or warranty except as provided in the Asset Purchase Agreement."

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Its:
                                          -------------------------------------

         The foregoing endorsement shall have the same effect as though it were written directly on the note or instrument identified above.

                                    EXHIBIT F

                               Servicing Agreement

                                    EXHIBIT G

                                    RESERVED

                                    EXHIBIT H

                             List of Permitted Liens
                (including therein the condominium declarations)


(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 4.4;

(b) carriers', warehouseman's, mechanics', materialmen's, repairmen' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 4.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Borrower or any Subsidiary.

                                    EXHIBIT I

             List of Resorts Encumbered by Resort Blanket Mortgages

                                    EXHIBIT J

                         List of Project Loan Documents

                                    EXHIBIT K

                             Structuring Fee Letter

                                    EXHIBIT L

                              Time Share Documents

                                    EXHIBIT M

                          Legal Description of Resorts

                                    EXHIBIT N

                     Commitment Letter dated March 30, 1998

                                  SCHEDULE 2.1

                          Material Project Loan Default

         A "Material Project Loan Default" shall mean:

         (a) Any indebtedness evidenced, governed or secured by any of the Project Loan Documents is not paid within five (5) Business Days of the date when due, whether by acceleration or otherwise;

         (b) Any statement, representation or warranty in the Project Loan Agreement, any of the Project Loan Documents, any financial statement or any other writing delivered by the Borrowers or any Subsidiary thereof to Lender in connection with the Project Loan Agreement is false, misleading or incorrect in any material respect as of the date made and has a Material Adverse Effect; or

         (c) Any failure to comply with the financial covenants set forth in Section 3 of the Project Loan Agreement (which shall be the same financial covenants as set forth in the Loan and Security Agreement)

                                  SCHEDULE 3.2

                       List of Deliveries For All Advances

         Pursuant to Section 3.2 of the Agreement, Lender shall not be obligated to fund any Advance unless Lender and Custodian shall have received, in form and substance satisfactory to Lender, all documents, instruments and information as follows:

                      To Lender at least five (5) Business
                    Days prior to the requested funding date:

         1. A Request for Advance (in the form of Exhibit D to the Agreement) listing all Receivables and Receivables Collateral to be financed.

         2. A computer diskette or magnetic tape prepared in accordance and in the form provided by Exhibit 1 attached hereto which shall include, but not be limited to, the aging report and Credit Code relating to the Receivables to be pledged in connection with the Advance.

         3. UCC-1 financing statements, executed by the Borrowers in favor of the Lender relating to and describing the Lender's security interest in the contract rights evidenced by the conditional sales contract.

         4. To the extent that the title commitment hereinafter described has not been issued with respect to a Resort Blanket Mortgage at a Resort other than the Resorts approved as of the date of the Closing of the Loan, a commitment for title insurance insuring each individual Resort Blanket Mortgage as a valid first lien on such Intervals being financed subject only to the Permitted Liens; provided that a title policy shall be delivered within sixty
(60) days after the date of the Advance or as soon as practicable.

         5.       Such additional information as Lender may reasonably require.

                     To Custodian at least five (5) Business
                    Days prior to the requested funding date:

         1. A Request for Advance (in the form of Exhibit D to the Agreement) listing all Receivables and Receivable Collateral to be financed.

         2. Originals of all Receivables and Receivables Collateral, and the form of Assignment attached hereto as Exhibit B (with only such modifications to such form as are necessary to properly identify the collateral and to cause the document to be properly recorded), covering all of the Receivables and Receivables Collateral to be pledged in relation with such Advance except that copies of the recordable Purchase Money Mortgages and Assignments, to extent applicable, shall be satisfactory provided that recorded originals are delivered to the Custodian within sixty (60) days after the Advance date or as soon as practicable after received), all in forms approved by Lender, with each Receivable endorsed with (i) an allonge in the form attached hereto as Exhibit E in respect of Receivables evidenced by notes and mortgages (which such allonge may be signed via facsimile signature), (ii) an assignment in the form of Exhibit B in respect of Receivables evidenced by conditional sales contracts, or (iii) other appropriate form acceptable to Lender.

         3. A current aging report for the Receivables and Receivables Collateral to be pledged in connection with the requested Advance.

         4. UCC-1 financing statements, executed by Borrowers in favor of Lender relating to and describing Lender's security interest in the contract rights evidenced by the CSC.

         All documents to be delivered to Lender should be sent to:

         Carol Gilday
         Portfolio Administrator, Vacation Ownership
         Heller Financial, Inc.
         500 West Monroe, Suite 2800
         Chicago, Illinois 60661
         Tel: (312) 441-7880
         Fax: (312) 441-7924

         All documents to be delivered to the Custodian should be sent to:

         Mark Hammer
         Norwest Bank Minnesota, N.A.
         1015 10th Avenue S.E.
         Minneapolis, MN  55414
         Mail Station 0031
         Tel: (612) 667-1117
         Fax: (612) 667-1068

                                    EXHIBIT O

                           Borrowers Closing Checklist

                                    EXHIBIT P

                            Resort Closing Checklist

                                    EXHIBIT Q

                       Additional Resort Closing Checklist

                                    EXHIBIT R

                             Club Closing Checklist

                                  SCHEDULE 4.5

                           List of Litigation Matters

                                SCHEDULE 4.13(A)

                    Trade Names other than Name of Borrowers

                              Bluegreen Corporation
                             Bluegreen Resorts, Inc.
                       Bluegreen Vacations Unlimited, Inc.
                               Patten Corporation
                              Patten Resorts, Inc.
                              Mountain Loft Resort
                               Laurel Crest Resort
                               Shore Crest Resort
                              Harbour Lights Resort
                              Falls Village Resort
                               RDI Resources, Inc.
                          Christmas Mountain Campground
                        The Timbers at Christmas Mountain
                        The Villas at Christmas Mountain

                                SCHEDULE 4.13(B)

                      Mergers and Corporate Reorganizations

                                  SCHEDULE 5.2

                                    Insurance

                                  SCHEDULE 5.15

       Additional Indebtedness for Borrowed Money; Additional Obligations